ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2019

"This building is going to be more than steel and concrete. It's a lifesaving cure for my kids. It's amazing to think about what's going to happen in this building."

JENNIFER FERGUSON
Mother of two children with cystic fibrosis

3215 MERRYFIELD ROW
SAN DIEGO, CALIFORNIA

2019 Nareit GOLD AWARD — Large Cap Equity REIT — Communications and Reporting Excellence

GRESB® 2019 — 5 STAR RATING

LEED Platinum 2019

Governor's Environmental & Economic Leadership Award — geela — California

International WELL Building Institute — WELL Gold 2017

fitwel® — Industry Leading Company — BEST IN BUILDING HEALTH 2018

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020

CONFERENCE CALL INFORMATION:

Tuesday, February 4, 2020
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Vice President – Corporate Communications

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Paula Schwartz
Managing Director – Rx Communications Group
(917) 322-2216

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

188 EAST BLAINE STREET, LAKE UNION, SEATTLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	i

Best-in-class, mission-driven urban office REIT focused on making a positive and lasting impact on the world

2015 Nareit Gold Award Large Cap Equity REIT
2016 Nareit Gold Award Large Cap Equity REIT
2018 Nareit Gold Award Large Cap Equity REIT
2019 Nareit Gold Award Large Cap Equity REIT

FOUR-TIME GOLD WINNER

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

ARE
S&P 500

Moody's Investors Service
(Baa1/Stable)

S&P Global Ratings
(BBB+/Stable)

80%(1) of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

76%(1) of ARE's Annual Rental Revenue Is From Class A Properties in AAA Locations

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

High-Quality Long-Duration Cash Flows

- Class A properties in AAA locations
- Weighted-average remaining lease term for all tenants: 8.1 years

Internal Growth – Same Property Revenue and Net Operating Income Growth

- Favorable triple net lease structure with annual rent escalations
- Strong demand from innovative entities
- Limited supply of Class A space
- Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties

- Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

- Weighted-average remaining debt term: 10.4 years(2)

Unique Underwriting Expertise and Experience

- Prudent underwriting of innovative life science, technology, and agtech tenants and development of strategic relationships

Long-Tenured Executive Management Team With Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, Technology, and AgTech Industries

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

- ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)
Refer to “Annual Rental Revenue,” “Class A Properties and AAA Locations,” and “Investment-Grade or Publicly Traded Large Cap Tenants” in the “Definitions and Reconciliations” of our Supplemental Information for additional details.

(2)	Refer to “Summary of Debt” in the “Key Credit Metrics” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	ii

Making a Positive and Lasting Impact on the World Through Sustainability, Health & Wellness, Philanthropy, and Volunteerism

Climate Change Framework & Green Building

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

Supporting and aligning our efforts with guidelines issued by the Task Force on Climate-related Financial Disclosures (TCFD)

$1 Billion

GREEN BONDS

Expected Allocation to Projects That Have Achieved or Are Targeting LEED® Gold or Platinum Certification

ESG Practices & Performance

GRESB® ★ ★ ★ ★ ★ 2019

5 STAR RATING

A

DISCLOSURE SCORE

2018 | 2019

Collaborative Campuses Promote Health & Wellness

37

WELL & FITWEL PROJECTS[1]

#1 Company Globally

FOR FINAL GRESB HEALTH & WELL-BEING MODULE IN 2018

Purposeful Philanthropy & Volunteerism

2019 NEW YORK CITY MARATHON

59

EMPLOYEES FINISHED

$360K

RAISED FOR FRED'S TEAM

IN SUPPORT OF MISSION-CRITICAL RESEARCH AT MEMORIAL SLOAN KETTERING CANCER CENTER

250+	4,500
NON-PROFIT ORGANIZATIONS SUPPORTED	HOURS VOLUNTEERED BY TEAM MEMBERS

one fifteen

Strategic Partnership With Verily: Pioneering a First-of-Its-Kind Comprehensive Care Model for Opioid Addiction

2025 GOALS[2]

Carbon Pollution (MTCO2e)	Energy Consumption (kWh)	Waste (Ton)[3]	Potable Water Consumption (Gal)
30%	25%	45%	10%
REDUCTION	REDUCTION	DIVERSION	REDUCTION

(1)	Upon completion of 26 projects in process targeting either WELL or Fitwel certification.

(2)	Relative to a 2015 baseline. Carbon pollution, energy consumption, and water consumption values are for our directly managed buildings.

(3)	Waste values are for our total portfolio, which includes both indirectly and directly managed buildings.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	iii

Table of Contents
December 31, 2019

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2019, Financial and Operating Results	1	Earnings Call Information and About the Company	8
Select 2019 Highlights	4	Consolidated Statements of Operations	9
2019 and 2020 Acquisitions	5	Consolidated Balance Sheets	10
Guidance	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	14	External Growth / Investments in Real Estate
Investor Information	15	Investments in Real Estate	33
Financial and Asset Base Highlights	16	New Class A Development and Redevelopment Properties:
High-Quality, Diverse, and Innovative Tenants	18	Recent Deliveries	34
Class A Properties in AAA Locations	19	Projects Under Construction	36
Occupancy	20	Summary of Pipeline	39
Internal Growth		Construction Spending	42
Key Operating Metrics	21	Joint Venture Financial Information	43
Same Property Performance	22	Balance Sheet Management
Leasing Activity	23	Investments	44
Contractual Lease Expirations	24	Key Credit Metrics	45
Top 20 Tenants	25	Summary of Debt	46
Summary of Properties and Occupancy	26	Definitions and Reconciliations
Property Listing	27	Definitions and Reconciliations	49

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 8 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	iv

Alexandria Real Estate Equities, Inc.
Reports:
2019 Revenues of $1.5 billion, Up 15.4% Over 2018;
4Q19 and 2019 Net Income per Share – Diluted of $1.74 and $3.12;
4Q19 and 2019 FFO per Share – Diluted, As Adjusted, of $1.77 and $6.96; and
Continued Operational Excellence and Growing Dividends

PASADENA, Calif. – February 3, 2020 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the fourth quarter and year ended December 31, 2019.

Key highlights
Operating results	4Q19	4Q18	2019	2018
Total revenues:
In millions	$408.1	$340.5	$1,531.3	$1,327.5
Growth	19.9%		15.4%

Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In millions	$199.6	$(31.7)	$351.0	$364.0
Per share	$1.74	$(0.30)	$3.12	$3.52

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$203.4	$178.0	$783.0	$682.0
Per share	$1.77	$1.68	$6.96	$6.60

Celebrating our 25th Anniversary; an important milestone in company history
Since our initial launch in January 1994 as a garage startup with a strategic business plan, $19 million in Series A capital, and a unique vision to create a new kind of real estate company focused on serving the life science industry, we have grown into an investment-grade rated S&P 500® company, a recognized leader in life science cluster development, and a trusted partner to innovative companies, highly respected cities, and renowned institutions. From our initial public offering in May 1997 through December 31, 2019, we have generated a total shareholder return of 1,714% and a total market capitalization of $26.3 billion as of December 31, 2019.

A REIT industry-leading, high-quality tenant roster

•	50% of annual rental revenue from investment-grade or publicly traded large cap tenants.

•	Weighted-average remaining lease term of 8.1 years.

Continued growth in common stock dividend
Common stock dividend declared for 4Q19 of $1.03 per common share, aggregating $4.00 per common share for the year ended December 31, 2019, up 27 cents, or 7%, over the year ended December 31, 2018; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth; highest leasing activity in our history and highest annual rental rate increases during the past 10 years

•	Continued strong internal growth; acquired vacancy from recent acquisitions provides opportunity to increase income from rentals and net operating income.

•	Net operating income (cash basis) of $1.0 billion for 4Q19 annualized, up $134.1 million, or 15.3%, compared to 4Q18 annualized.

•	Same property net operating income growth:

•	2.0% and 4.0% (cash basis) for 4Q19, compared to 4Q18

•	3.1% and 7.1% (cash basis) for 2019, compared to 2018

•
Continued strong leasing activity during 2019, representing the highest leasing activity in our history and rental rate growth over expiring rates on renewed and re-leased space during 2019, representing our highest annual rental rate increases during the past 10 years:

	4Q19	2019
Total leasing activity – RSF	1,752,124	5,062,722
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	571,650	2,427,108
Rental rate increases	37.0%	32.2%
Rental rate increases (cash basis)	21.7%	17.6%

Strong external growth; disciplined allocation of capital to visible, highly leased value-creation pipeline

•	Since the beginning of 2019, we have placed into service 2.1 million RSF of development and redevelopment projects, with weighted-average initial stabilized yields of 7.4% and 6.9% (cash basis).

•
Significant near-term growth of annual net operating income (cash basis), including our share of unconsolidated real estate joint ventures, of $55 million upon the burn-off of initial free rent on recently delivered projects.

•	We commenced development and redevelopment projects aggregating 1.9 million RSF during 2019.

•	During 2019, we leased 1.4 million RSF of development and redevelopment space.

Completion of acquisitions with significant value-creation opportunities in key submarkets
During 4Q19, we completed the acquisition of 23 properties for an aggregate purchase price of $956.5 million, comprising 3.3 million RSF, including 2.1 million RSF of current and future value-creation opportunities.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	1

Fourth Quarter Ended December 31, 2019, Financial and Operating Results (continued)
December 31, 2019

Key items included in operating results

Key items included in net income (loss) attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount			Per Share – Diluted		Amount		Per Share – Diluted
	4Q19		4Q18	4Q19	4Q18	2019	2018	2019	2018
Gains (losses) on non-real estate investments(1):
Unrealized	$148.3		$(94.9)	$1.29	$(0.89)	$161.5	$99.6	$1.44	$0.96
Realized	—		6.4	—	0.06	—	14.7	—	0.14
Gain on sales of real estate	0.5		8.7	—	0.08	0.5	44.4	—	0.43
Impairment of:
Real estate	(12.3)	(2)	—	(0.11)	—	(12.3)	(6.3)	(0.11)	(0.06)
Non-real estate investments(1)	(10.0)		(5.5)	(0.09)	(0.05)	(17.1)	(5.5)	(0.15)	(0.05)
Early extinguishment of debt:
Loss	—		—	—	—	(47.6)	(1.1)	(0.42)	(0.01)
Our share of gain	—		—	—	—	—	0.8	—	0.01
Loss on early termination of interest rate hedge agreements	—		—	—	—	(1.7)	—	(0.02)	—
Preferred stock redemption charge	—		(4.2)	—	(0.04)	(2.6)	(4.2)	(0.02)	(0.04)
Allocation to unvested restricted stock awards	—		—	—	—	—	(2.2)	—	(0.02)
Total	$126.5		$(89.5)	$1.09	$(0.84)	$80.7	$140.2	$0.72	$1.36

Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted				115.0	106.0			112.5	103.3
(1) Refer to “Investments” on page 44 of our Supplemental Information for additional details. (2) Refer to “Consolidated Statements of Operations” in this Earnings Press Release for additional details.

Core operating metrics as of or for the quarter ended December 31, 2019
High-quality revenues and cash flows, significant improvement in Adjusted EBITDA margin, and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	50%
Class A properties in AAA locations	76%
Occupancy of operating properties in North America	96.8%	(1)
Operating margin	70%
Adjusted EBITDA margin	68%	(2)
Weighted-average remaining lease term:
All tenants	8.1	years
Top 20 tenants	11.6	years

(1)
Includes 259,616 RSF, or 1.0%, of vacancy representing lease-up opportunities at properties recently acquired during 2H19, primarily related to our SD Tech by Alexandria campus. Excluding these vacancies, occupancy of operating properties in North America would have been 97.8% as of December 31, 2019. Refer to “Occupancy” on page 20 of our Supplemental Information for additional details.

(2)	Represents an increase of 400 bps since the beginning of 2013.

Balance sheet management

Key metrics as of December 31, 2019

•	$26.3 billion of total market capitalization

•	$19.5 billion of total equity capitalization

•	$2.4 billion of liquidity(1)

(1)	In January 2020, we entered into $1.0 billion of forward equity sales agreements. Including the outstanding forward equity agreements, we had proforma liquidity of $3.4 billion.

	4Q19		Goal
	Quarter	Trailing 12	4Q20
	Annualized	Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.7x (1)	6.1x	Less than or equal to 5.2x
Fixed-charge coverage ratio	4.2x	4.2x	Greater than 4.5x

(1)
Due to the timing of two acquisitions that closed in December 2019, we had a temporary 0.4x increase above our projected net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2019, annualized, for December 31, 2019. We remain committed to our guidance for net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2020, annualized, of less than or equal to 5.2x.

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross investments in real estate	4Q19
Under construction and 63% leased/negotiating	6%
Income-producing/potential cash flows/covered land play(1)	5%
Land	2%

(1)	Includes projects that have existing buildings which are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses.

Key capital events

•
During 2019, we opportunistically issued $2.7 billion of unsecured senior notes payable, with a weighted average interest rate of 3.77% and maturity of 16.9 years. Proceeds were primarily used to refinance and repay $1.6 billion of secured notes and unsecured senior debt. As of December 31, 2019, our weighted average remaining term on outstanding debt is 10.4 years, with no debt maturing until 2023.

•
During 2019, we completed dispositions and sales of partial interests for an aggregate sales price of $906.9 million and consideration in excess of book value of $382.5 million, including $900.2 million of dispositions and sales of partial interests completed during the first nine months of 2019. Proceeds were reinvested into our highly leased value-creation pipeline.

•
In January 2020, we entered into forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock (including the exercise of an underwriters’ option) at a public offering price of $155.00 per share, before underwriting discounts. We expect to settle these forward equity sales agreements in 2020, and receive proceeds of approximately $1.0 billion, to be further adjusted as provided in the sales agreements, which will fund pending and recently completed acquisitions and the construction of our highly leased development projects. Refer to “Subsequent Events” on next page.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	2

Fourth Quarter Ended December 31, 2019, Financial and Operating Results (continued)
December 31, 2019

Key capital events (continued)

•
During 4Q19, we issued 7.0 million shares of common stock to settle our remaining outstanding forward equity sales agreements that were entered into during 2Q19, and received net proceeds of $981.3 million. The proceeds were used to fund construction projects and to fund 2019 acquisitions completed prior to December 2019.

•
In October 2019, we elected to convert the remaining 2.3 million outstanding shares of our 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) into shares of our common stock. The Series D Convertible Preferred Stock became eligible for mandatory conversion at our discretion upon our common stock price exceeding $149.46 per share for the specified period of time required to cause the mandatory conversion. We converted the Series D Convertible Preferred Stock into 578 thousand shares of common stock. This conversion was accounted for as an equity transaction, and we did not recognize a gain or loss.

Investments
We carry our investments in publicly traded companies and certain privately held entities at fair value. Investment income included the following:

•	$152.7 million during 4Q19, comprising $14.4 million in realized gains, $10.0 million in impairments related to privately held non-real estate investments, and $148.3 million in unrealized gains.

•	$194.6 million during 2019, comprising $50.3 million in realized gains, $17.1 million in impairments related to privately held non-real estate investments, and $161.5 million in unrealized gains.

Industry leadership, strategic initiatives, and corporate responsibility

•
In October 2019, we accepted the 2019 Developer of the Year Award from NAIOP, the Commercial Real Estate Development Association. This award annually honors the development company that best exemplifies leadership and innovation as demonstrated by the outstanding quality of projects and services, financial consistency and stability, ability to adapt to market conditions, and support for the local community.

•
In November 2019, Alexandria, in collaboration with academic institutions, research hospitals, and life science industry partners, including Harvard University, the Massachusetts Institute of Technology, FUJIFILM Diosynth Biotechnologies, and GE Healthcare Life Sciences, announced the launch of a first-of-its-kind consortium to catalyze advanced biological innovation and manufacturing in Greater Boston with an aim to treat, prevent, and cure diseases.

•
In January 2020, we announced our first national $100,000 AgTech Innovation Prize competition to recognize startup and early-stage agtech and foodtech companies that demonstrate novel approaches to addressing agriculture-, food-, and nutrition-related challenges.

•
In January 2020, Alexandria Venture Investments, the company’s venture capital arm, was recognized for a third consecutive year as the most active biopharma investor by new deal volume by Silicon Valley Bank in its “2020 Annual Report: Healthcare Investments and Exits.” Alexandria’s venture activity provides us with, among other things, mission-critical data and knowledge on innovations and trends.

•
Our philanthropy and volunteerism efforts provide mission-critical support to non-profit organizations doing meaningful work in areas of medical research, STEM education, military support services, and serving local communities. During 2019, our team members volunteered more than 4,500 hours to support over 250 non-profit organizations across the country.

Industry leadership, strategic initiatives, and corporate responsibility (continued)

•
We value both the health and wellness of our team members as well as supporting organizations on the leading edge of medical innovation. In November 2019, we were honored to support 59 of our team members who completed the New York City Marathon on behalf of Fred’s Team and raised over $360 thousand to support mission-critical research at Memorial Sloan Kettering Cancer Center.

Subsequent events

•
As of February 3, 2020, we completed acquisitions of four properties in 2020 for an aggregate purchase price of $341.2 million, comprising 800,346 RSF of operating and redevelopment opportunities strategically located across multiple markets.

•
In January 2020, we formed a real estate joint venture with Boston Properties, Inc., in which we are targeting a 51% ownership interest over time. We are the managing member and will consolidate this joint venture pursuant to accounting literature since we have the power to direct the activities that most significantly affect the economic performance of the joint venture. Our partner contributed three office buildings and land supporting 260,000 square feet of future development, and we contributed one office building, one office/laboratory building, one amenity building, at 701, 681, and 685 Gateway Boulevard, respectively, and land supporting 377,000 square feet of future development. This future mega campus in our South San Francisco submarket will aggregate 1.7 million RSF, approximately 50% of which represents future development and redevelopment opportunities.

•	In January 2020, we entered into forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock. Refer to the previous page for additional details.

•	We expect to file a new ATM program in the first quarter of 2020.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	3

Select 2019 Highlights

December 31, 2019

Commercial Real Estate Development
FALL 2019
Development
IDEAS | ISSUES | TRENDS
Alexandria
Real Estate Equities, Inc.
Developer of the Year 56
Building for Resiliency 66
Retail-to-Industrial Conversions 72
Port Covington Rises in Baltimore 78
NAIOP
COMMERCIAL REAL ESTATE DEVELOPMENT ASSOCIATION

$1.5B
Revenue

GRESB
5 Star Rating
(Out of 5 Stars)

Highest Annual Increase in Rental Rates[(1)]

25TH ANNIVERSARY
1994-2019

Record Annual Leasing Volume[(2)]

Baa1/Stable
BBB+/Stable
Credit Rating Improvement

10.4 Years
Weighted-Average Debt Maturity

(1)	Leasing activity aggregating 5.1 million RSF for 2019 represents the highest annual leasing activity in our history.

(2)	Rental rate increases of 32.2% and 17.6% (cash basis) represent our highest annual increase during the past 10 years.

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2019 Acquisitions
December 31, 2019
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage						Unlevered Yields		Purchase Price
					Future Development	Active Redevelopment	Operating With Future Development/ Redevelopment		Operating		Initial Stabilized	Initial Stabilized (Cash)

Completed YTD 3Q19	Various		24	87%	995,338	347,912	246,578		822,508				$1,203,680	(1)

Completed 4Q19:
The Arsenal on the Charles	Cambridge/Inner Suburbs/Greater Boston	12/17/19	11	100%	200,000	153,157	154,855	(2)	528,276		(3)	(3)	525,500
3825 and 3875 Fabian Way	Greater Stanford/ San Francisco	12/10/19	2	100%	—	—	478,000		—		8.2% (4)	6.9% (4)	291,000
SD Tech by Alexandria (50% interest in consolidated JV)	Sorrento Mesa/ San Diego	10/30/19	10	71%	720,000	—	—		598,316	(5)	6.6% (5)	6.5% (5)	114,964
14200 Shady Grove Road	Rockville/Maryland	10/31/19	—	N/A	435,000	—	—		—		(3)	(3)	25,000
			23	81%	1,355,000	153,157	632,855		1,126,592				956,464
2019 acquisitions			47	83%	2,350,338	501,069	879,433		1,949,100				$2,160,144

(1)	Refer to our Form 10-Q for the quarterly period ended September 30, 2019 filed on October 29, 2019, for transactions and related yield information.

(2)	Represents leased square footage with contractual lease expirations in 3Q20 and 1Q21. Upon expiration of the existing leases, we anticipate this RSF will be redeveloped to office/laboratory space.

(3)	We expect to provide total estimated costs and related yields in the future, subsequent to the commencement of development or redevelopment.

(4)	Represents the initial stabilized yields related to the fully occupied operating properties upon closing.

(5)
The campus includes 10 operating buildings, of which we expect to renovate several vacant suites aggregating 182,056 RSF. We expect to achieve unlevered initial stabilized yields of 6.6% and 6.5% (cash basis) for the operating buildings and yields for future development will be disclosed subsequent to the commencement of development.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	5

2020 Acquisitions
December 31, 2019
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage			Unlevered Yields		Purchase Price
						Future Development	Operating With Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)

2020 acquisitions:
Completed
275 Grove Street	Route 128/ Greater Boston	1/10/20	1	99%		—	—	509,702	8.0%	6.7%	$226,100
601, 611, and 651 Gateway Boulevard(1)	South San Francisco/ San Francisco	1/28/20	3	73%	(2)	260,000	300,010	475,607	(3)	(3)	(1)
9808 and 9868 Scranton Road	Sorrento Mesa/ San Diego	1/10/20	2	88%		—	—	219,628	7.3%	6.8%	102,250
Other		1/14/20	1	—%		—	71,016	—	N/A	N/A	12,800
			7	80%		260,000	371,026	1,204,937			341,150
Pending
Mercer Mega Block	Lake Union/Seattle	TBD	—	N/A		800,000	—	—	(3)	(3)	143,500
Pending	San Francisco	TBD	—	N/A		700,000	—	—	(3)	(3)	120,000
Pending	Various	TBD	5	N/A		500,000	—	423,000	N/A	N/A	345,350
2020 acquisitions			12			2,260,000	371,026	1,627,937			$950,000
2020 guidance range										$900,000 - $1,000,000

(1)
In January 2020, we formed a real estate joint venture with Boston Properties, Inc., through a non-cash contribution, and are targeting a 51% ownership interest over time. Our initial ownership interest in the real estate joint venture was 44%, and we anticipate contributing additional capital over time to accrete to our target ownership interest of 51%. We are the managing member and will consolidate this joint venture pursuant to accounting literature since we have the power to direct the activities that most significantly affect the economic performance of the joint venture. Our partner contributed three office buildings and land supporting 260,000 square feet of future development, and we contributed one office building, one office/laboratory building, one amenity building, at 701, 681, and 685 Gateway Boulevard, respectively, and land supporting 377,000 square feet of future development. This future mega campus in our South San Francisco submarket will aggregate 1.7 million RSF, approximately 50% of which represents future development and redevelopment opportunities. We anticipate providing additional details within our Earnings Press Release and Supplemental Package for the first quarter ending March 31, 2020.

(2)
Includes 211,454 RSF of expected vacancy as of 1Q20. We expect this vacant RSF to result in a decline in our operating occupancy of 0.7% as of 1Q20. Refer to “Occupancy” on page 20 in our Supplemental Information for additional details.

(3)	We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.

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Guidance
December 31, 2019
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2020. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional details.

Summary of Key Changes in Guidance	Guidance
	As of 2/3/20	As of 1/6/20
Occupancy percentage in North America as of December 31, 2020(1)	95.4% to 96.0%	95.7% to 96.3%

Projected 2020 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(2)	$2.17 to $2.37
Depreciation and amortization of real estate assets	5.15
Allocation to unvested restricted stock awards	(0.04)
Funds from operations per share(3)	$7.28 to $7.48
Midpoint	$7.38

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2020(1)	95.4%	96.0%
Lease renewals and re-leasing of space:
Rental rate increases	28.0%	31.0%
Rental rate increases (cash basis)	14.0%	17.0%
Same property performance:
Net operating income increase	1.5%	3.5%
Net operating income increase (cash basis)	5.0%	7.0%
Straight-line rent revenue	$113	$123
General and administrative expenses	$121	$126
Capitalization of interest	$108	$118
Interest expense	$169	$179

Key Credit Metrics	2020 Guidance

Net debt and preferred stock to Adjusted EBITDA – 4Q20 annualized	Less than or equal to 5.2x
Fixed-charge coverage ratio – 4Q20 annualized	Greater than 4.5x

Key Sources and Uses of Capital (in millions)	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$200	$240	$220
Incremental debt	400	360	380
Real estate dispositions, partial interest sales, and common equity(4)	1,850	2,050	1,950	$1,025	(5)
Total sources of capital	$2,450	$2,650	$2,550
Uses of capital:
Construction	$1,550	$1,650	$1,600
Acquisitions(4)	900	1,000	950	$341
Total uses of capital	$2,450	$2,650	$2,550
Incremental debt (included above):
Issuance of unsecured senior notes payable	$550	$650	$600
$2.2 billion unsecured senior line of credit and commercial paper program/other	(150)	(290)	(220)
Incremental debt	$400	$360	$380

(1)
The 0.3% reduction in occupancy guidance is attributable to vacancy aggregating 71,016 RSF representing lease-up opportunities at one acquisition completed in January 2020. Refer to “Occupancy” on page 20 in our Supplemental Information for additional details.

(2)	Excludes unrealized gains or losses after December 31, 2019, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.

(3)
Refer to “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in “Definitions and Reconciliations” of our Supplemental Information for additional details.

(4)
Excludes the formation of a consolidated joint venture with Boston Properties, Inc. through non-cash contributions of real estate. Refer to “2020 Acquisitions” in this Earnings Press Release for additional details.

(5)
In January 2020, we entered into forward equity sales agreements to sell an aggregate of 6.9 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $155.00 per share, before underwriting discounts. We expect to settle these forward equity sales agreements in 2020 and receive proceeds of approximately $1.0 billion, to be further adjusted as provided in the sales agreements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	7

Earnings Call Information and About the Company
December 31, 2019

We will host a conference call on Tuesday, February 4, 2020, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2019. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, February 4, 2020. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10136680.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2019, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2019q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, vice president – corporate communications, at (626) 578-0777; or Paula Schwartz, managing director – Rx Communications Group, at (917) 322-2216.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $26.3 billion as of December 31, 2019, and an asset base in North America of 39.2 million square feet (“SF”). The asset base in North America includes 27.0 million RSF of operating properties and 2.1 million RSF of Class A properties undergoing construction, 6.3 million RSF of near-term and intermediate-term development and redevelopment projects, and 3.8 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2020 earnings per share attributable to Alexandria’s common stockholders – diluted, 2020 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, Alexandria Innovation Center®, and GradLabs™ are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	8

Consolidated Statements of Operations
December 31, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended						Year Ended
	12/31/19		9/30/19	6/30/19	3/31/19	12/31/18	12/31/19		12/31/18
Revenues:
Income from rentals	$404,721		$385,776	$371,618	$354,749	$337,785	$1,516,864		$1,314,781
Other income	3,393		4,708	2,238	4,093	2,678	14,432		12,678
Total revenues	408,114		390,484	373,856	358,842	340,463	1,531,296		1,327,459

Expenses:
Rental operations	121,852		116,450	105,689	101,501	97,682	445,492		381,120
General and administrative	29,782		27,930	26,434	24,677	22,385	108,823		90,405
Interest	45,493		46,203	42,879	39,100	40,239	173,675		157,495
Depreciation and amortization	140,518		135,570	134,437	134,087	124,990	544,612		477,661
Impairment of real estate	12,334	(1)	—	—	—	—	12,334	(1)	6,311
Loss on early extinguishment of debt	—		40,209	—	7,361	—	47,570		1,122
Total expenses	349,979		366,362	309,439	306,726	285,296	1,332,506		1,114,114

Equity in earnings of unconsolidated real estate joint ventures	4,777		2,951	1,262	1,146	1,029	10,136		43,981
Investment income (loss)	152,667	(2)	(63,076)	21,500	83,556	(83,531)	194,647		136,763
Gain on sales of real estate	474		—	—	—	8,704	474		8,704
Net income (loss)	216,053		(36,003)	87,179	136,818	(18,631)	404,047		402,793
Net income attributable to noncontrolling interests	(13,612)		(11,199)	(8,412)	(7,659)	(6,053)	(40,882)		(23,481)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	202,441		(47,202)	78,767	129,159	(24,684)	363,165		379,312
Dividends on preferred stock	—		(1,173)	(1,005)	(1,026)	(1,155)	(3,204)		(5,060)
Preferred stock redemption charge	—		—	—	(2,580)	(4,240)	(2,580)		(4,240)
Net income attributable to unvested restricted stock awards	(2,823)		(1,398)	(1,432)	(1,955)	(1,661)	(6,386)		(6,029)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$199,618		$(49,773)	$76,330	$123,598	$(31,740)	$350,995		$363,983

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$1.75		$(0.44)	$0.68	$1.11	$(0.30)	$3.13		$3.53
Diluted	$1.74		$(0.44)	$0.68	$1.11	$(0.30)	$3.12		$3.52

Weighted-average shares of common stock outstanding:
Basic	114,175		112,120	111,433	111,054	106,033	112,204		103,010
Diluted	114,974		112,120	111,501	111,054	106,033	112,524		103,321

Dividends declared per share of common stock	$1.03		$1.00	$1.00	$0.97	$0.97	$4.00		$3.73

(1)	Represents charges to lower the carrying amount of two investments in real estate that were classified as held for sale during the three months ended December 31, 2019, to their estimated fair value.

(2)	Refer to “Investments” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	9

Consolidated Balance Sheets
December 31, 2019
(In thousands)

	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Assets
Investments in real estate	$14,844,038	$13,618,280	$12,872,824	$12,410,350	$11,913,693
Investments in unconsolidated real estate joint ventures	346,890	340,190	334,162	290,405	237,507
Cash and cash equivalents	189,681	410,675	198,909	261,372	234,181
Restricted cash	53,008	42,295	39,316	54,433	37,949
Tenant receivables	10,691	10,668	9,228	9,645	9,798
Deferred rent	641,844	615,817	585,082	558,103	530,237
Deferred leasing costs	270,043	252,772	247,468	241,268	239,070
Investments	1,140,594	990,454	1,057,854	1,000,904	892,264
Other assets	893,714	777,003	694,627	653,726	370,257
Total assets	$18,390,503	$17,058,154	$16,039,470	$15,480,206	$14,464,956

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$349,352	$351,852	$354,186	$356,461	$630,547
Unsecured senior notes payable	6,044,127	6,042,831	5,140,914	5,139,500	4,292,293
Unsecured senior line of credit	384,000	343,000	514,000	—	208,000
Unsecured senior bank term loan	—	—	347,105	347,542	347,415
Accounts payable, accrued expenses, and other liabilities	1,320,268	1,241,276	1,157,417	1,171,377	981,707
Dividends payable	126,278	115,575	114,379	110,412	110,280
Total liabilities	8,224,025	8,094,534	7,628,001	7,125,292	6,570,242

Commitments and contingencies

Redeemable noncontrolling interests	12,300	12,099	10,994	10,889	10,786

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	—	57,461	57,461	57,461	64,336
Common stock	1,208	1,132	1,120	1,112	1,110
Additional paid-in capital	8,874,367	7,743,188	7,581,573	7,518,716	7,286,954
Accumulated other comprehensive loss	(9,749)	(11,549)	(11,134)	(10,712)	(10,435)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	8,865,826	7,790,232	7,629,020	7,566,577	7,341,965
Noncontrolling interests	1,288,352	1,161,289	771,455	777,448	541,963
Total equity	10,154,178	8,951,521	8,400,475	8,344,025	7,883,928
Total liabilities, noncontrolling interests, and equity	$18,390,503	$17,058,154	$16,039,470	$15,480,206	$14,464,956

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	10

Funds From Operations and Funds From Operations per Share
December 31, 2019
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/19		9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Net income (loss) attributable to Alexandria’s common stockholders	$199,618		$(49,773)	$76,330	$123,598	$(31,740)	$350,995	$363,983
Depreciation and amortization of real estate assets(1)	137,761		135,570	134,437	134,087	124,990	541,855	477,661
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(10,176)		(8,621)	(6,744)	(5,419)	(4,252)	(30,960)	(16,077)
Our share of depreciation and amortization from unconsolidated real estate JVs	2,702		1,845	973	846	719	6,366	3,181
Gain on sales of real estate	(474)		—	—	—	(8,704)	(474)	(8,704)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	—	—	—	—	(35,678)
Impairment of real estate – rental properties	12,334		—	—	—	—	12,334	—
Assumed conversion of 7.00% Series D cumulative convertible preferred stock	—		—	1,005	1,026	—	3,204	5,060
Allocation to unvested restricted stock awards	(1,809)		—	(1,445)	(2,054)	—	(5,904)	(5,961)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	339,956		79,021	204,556	252,084	81,013	877,416	783,465
Unrealized (gains) losses on non-real estate investments	(148,268)		70,043	(11,058)	(72,206)	94,850	(161,489)	(99,634)
Realized gains on non-real estate investments	—		—	—	—	(6,428)	—	(14,680)
Impairment of real estate – land parcels	—		—	—	—	—	—	6,311
Impairment of non-real estate investments	9,991	(2)	7,133	—	—	5,483	17,124	5,483
Loss on early extinguishment of debt	—		40,209	—	7,361	—	47,570	1,122
Loss on early termination of interest rate hedge agreements	—		1,702	—	—	—	1,702	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—		—	—	—	—	—	(761)
Preferred stock redemption charge	—		—	—	2,580	4,240	2,580	4,240
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock	—		—	(1,005)	(1,026)	—	(3,204)	(5,060)
Allocation to unvested restricted stock awards	1,760		(1,002)	179	990	(1,138)	1,307	1,517
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$203,439		$197,106	$192,672	$189,783	$178,020	$783,006	$682,003

(1)
Calculated in accordance with standards established by the Nareit Board of Governors. Refer to “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” of our Supplemental Information for additional details.

(2)	Relates to two privately held non-real estate investments.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	11

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2019
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$1.74	$(0.44)	$0.68	$1.11	$(0.30)	$3.12	$3.52
Depreciation and amortization of real estate assets	1.13	1.14	1.15	1.17	1.14	4.60	4.50
Gain on sales of real estate	—	—	—	—	(0.08)	—	(0.08)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	—	—	—	(0.35)
Impairment of real estate – rental properties	0.11	—	—	—	—	0.11	—
Allocation to unvested restricted stock awards	(0.02)	—	—	(0.02)	—	(0.06)	(0.06)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(1)	2.96	0.70	1.83	2.26	0.76	7.77	7.53
Unrealized (gains) losses on non-real estate investments	(1.29)	0.62	(0.10)	(0.65)	0.89	(1.44)	(0.96)
Realized gains on non-real estate investments	—	—	—	—	(0.06)	—	(0.14)
Impairment of real estate – land parcels	—	—	—	—	—	—	0.06
Impairment of non-real estate investments	0.09	0.06	—	—	0.05	0.15	0.05
Loss on early extinguishment of debt	—	0.36	—	0.07	—	0.42	0.01
Loss on early termination of interest rate hedge agreements	—	0.02	—	—	—	0.02	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	—	—	—	—	(0.01)
Preferred stock redemption charge	—	—	—	0.02	0.04	0.02	0.04
Allocation to unvested restricted stock awards	0.01	(0.01)	—	0.01	—	0.02	0.02
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.77	$1.75	$1.73	$1.71	$1.68	$6.96	$6.60

Weighted-average shares of common stock outstanding(2) for calculations of:
Earnings per share – diluted	114,974	112,120	111,501	111,054	106,033	112,524	103,321
Funds from operations – diluted, per share	114,974	112,562	112,077	111,635	106,244	112,966	104,048
Funds from operations – diluted, as adjusted, per share	114,974	112,562	111,501	111,054	106,244	112,524	103,321

(1)	Refer to footnotes on previous page for additional details.

(2)	Refer to “Weighted-Average Shares of Common Stock Outstanding – Diluted” in the “Definitions and Reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	12

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2019

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $26.3 billion as of December 31, 2019, and an asset base in North America of 39.2 million SF. The asset base in North America includes 27.0 million RSF of operating properties and 2.1 million RSF of Class A properties undergoing construction, 6.3 million RSF of near-term and intermediate-term development and redevelopment projects, and 3.8 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 50% of our annual rental revenue generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, technology, and agtech cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, technology, and agtech communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, technology, and agtech industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 44 individuals, averaging 25 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President – Regional Market Director – New York City
Marc E. Binda
Executive Vice President – Finance & Treasurer
Joseph Hakman
Chief Strategic Transactions Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	14

Investor Information
December 31, 2019

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	CFRA	Green Street Advisors, Inc.	RBC Capital Markets
Jamie Feldman / Elvis Rodriguez	Kenneth Leon	Daniel Ismail / Chris Darling	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1589	(646) 517-2552	(949) 640-8780 / (949) 640-8780	(440) 715-2649 / (440) 715-2651

Barclays Capital Inc.	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Ross Smotrich / Upal Rana	Michael Bilerman / Emmanuel Korchman	Anthony Paolone	David Rodgers
(212) 526-2306 / (212) 526-4887	(212) 816-1383 / (212) 816-1382	(212) 622-6682	(216) 737-7341

BTIG, LLC	Evercore ISI	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Sheila McGrath / Wendy Ma	Haendel St. Juste / Zachary Silverberg	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(212) 497-0882 / (212) 497-0870	(212) 209-9300 / (212) 205-7855	(646) 521-2351 / (646) 424-3202

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Devon Zhou	Thierry Perrein / Kevin McClure	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 526-3521 / (212) 526-6961	(704) 410-3262 / (704) 410-3252		(212) 438-1347 / (212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	15

Financial and Asset Base Highlights
December 31, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/19		9/30/19	6/30/19	3/31/19	12/31/18
Selected financial data from consolidated financial statements and related information
Rental revenues	$308,418		$293,182	$289,625	$274,563	$260,102
Tenant recoveries	$96,303		$92,594	$81,993	$80,186	$77,683
General and administrative expenses	$29,782		$27,930	$26,434	$24,677	$22,385
General and administrative expenses as a percentage of net operating income – trailing 12 months	10.0%		9.7%	9.5%	9.5%	9.6%
Operating margin	70%		70%	72%	72%	71%
Adjusted EBITDA margin	68%		68%	69%	70%	69%
Adjusted EBITDA – quarter annualized	$1,148,620		$1,099,908	$1,063,056	$1,029,944	$968,888
Adjusted EBITDA – trailing 12 months	$1,085,382		$1,040,449	$1,004,724	$966,781	$937,906

Net debt at end of period	$6,582,089		$6,333,459	$6,154,885	$5,565,623	$5,237,538
Net debt to Adjusted EBITDA – quarter annualized	5.7x	(1)	5.8x	5.8x	5.4x	5.4x
Net debt to Adjusted EBITDA – trailing 12 months	6.1x		6.1x	6.1x	5.8x	5.6x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.7x		5.8x	5.8x	5.5x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.1x		6.1x	6.2x	5.8x	5.7x

Fixed-charge coverage ratio – quarter annualized	4.2x		3.9x	4.2x	4.5x	4.1x
Fixed-charge coverage ratio – trailing 12 months	4.2x		4.1x	4.2x	4.2x	4.2x
Unencumbered net operating income as a percentage of total net operating income	95%		95%	94%	95%	88%

Closing stock price at end of period	$161.58		$154.04	$141.09	$142.56	$115.24
Common shares outstanding (in thousands) at end of period	120,800		113,173	111,986	111,181	111,012
Total equity capitalization at end of period	$19,518,915		$17,522,382	$15,887,660	$15,936,979	$12,879,366
Total market capitalization at end of period	$26,296,394		$24,260,065	$22,243,865	$21,780,482	$18,357,621

Dividend per share – quarter/annualized	$1.03/$4.12		$1.00/$4.00	$1.00/$4.00	$0.97/$3.88	$0.97/$3.88
Dividend payout ratio for the quarter	61%		57%	58%	57%	60%
Dividend yield – annualized	2.5%		2.6%	2.8%	2.7%	3.4%

Amounts related to operating leases:
Operating lease liabilities	$271,809		$270,614	$243,585	$244,601	$—
Rent expense	$4,609		$4,705	$4,482	$4,492	$4,164

Capitalized interest	$23,822		$24,558	$21,674	$18,509	$19,902
Weighted-average interest rate for capitalization of interest during the period	3.88%		4.00%	4.14%	3.96%	4.01%
(1) Due to the timing of two acquisitions that closed in December 2019, we had a temporary 0.4x increase above our projected net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2019, annualized. We remain committed to our guidance for net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2020, annualized, of less than or equal to 5.2x.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	16

Financial and Asset Base Highlights (continued)
December 31, 2019
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/19		9/30/19	6/30/19	3/31/19	12/31/18
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$24,400		$27,394	$25,476	$26,965	$17,923
Amortization of acquired below-market leases	$8,837		$5,774	$8,054	$7,148	$5,350
Straight-line rent expense on ground leases	$219		$320	$226	$246	$272
Stock compensation expense	$10,239		$10,935	$11,437	$11,029	$9,810
Amortization of loan fees	$2,241		$2,251	$2,380	$2,233	$2,401
Amortization of debt premiums	$907		$1,287	$782	$801	$611
Non-revenue-enhancing capital expenditures:
Building improvements	$3,295		$2,901	$2,876	$2,381	$3,256
Tenant improvements and leasing commissions	$14,648		$11,964	$13,901	$8,709	$11,758

Operating statistics and related information (at end of period)
Number of properties – North America	291		269	257	250	237
RSF – North America (including development and redevelopment projects under construction)	29,098,433		27,288,263	26,321,122	25,323,299	24,587,438
Total square feet – North America	39,170,786		38,496,276	37,120,560	33,688,294	33,097,210
Annual rental revenue per occupied RSF – North America	$51.04		$51.00	$50.27	$49.56	$48.42
Occupancy of operating properties – North America	96.8%	(1)	96.6%	97.4%	97.2%	97.3%
Occupancy of operating and redevelopment properties – North America	94.4%		94.5%	96.4%	95.5%	95.1%
Weighted-average remaining lease term (in years)	8.1		8.3	8.4	8.4	8.6

Total leasing activity – RSF	1,752,124		1,241,677	819,949	1,248,972	1,558,064
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	37.0%		27.9%	32.5%	32.9%	17.4%
Rental rate increases (cash basis)	21.7%		11.2%	17.8%	24.3%	11.4%
RSF (included in total leasing activity above)	571,650		758,113	587,930	509,415	650,540

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.0%		2.5%	4.3%	2.3%	3.8%
Net operating income increase (cash basis)	4.0%		5.7%	9.5%	10.2%	7.6%

(1)
Includes 259,616 RSF, or 1.0%, of vacancy representing lease-up opportunities at properties recently acquired during 2H19, primarily related to our SD Tech by Alexandria campus. Excluding these vacancies, occupancy of operating properties in North America would have been 97.8% as of December 31, 2019. Refer to “Occupancy” in this Supplemental Information for additional details.

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High-Quality, Diverse, and Innovative Tenants
December 31, 2019

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
24%
Life Science Product, Service, and Device
19%
Private Biotechnology
8%
Technology(3)
13%
Other
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
9%
Multinational Pharmaceutical
23%

50%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

8.1 Years

Weighted-Average Remaining Term(2)
Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2019.

(2)
Based on aggregate annual rental revenue in effect as of December 31, 2019. Refer to “Annual Rental Revenue” in the “Definitions and Reconciliations” of this Supplemental Information for additional details on our methodology on annual rental revenue from unconsolidated real estate joint ventures.

(3)	67% of our annual rental revenue for technology tenants is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	18

Class A Properties in AAA Locations
December 31, 2019

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
26%
New York City
6%
San Diego
16%
Greater Boston
36%
6%
Seattle
6%
Maryland
1%
3%
Other
Research Triangle

76%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	19

Occupancy
December 31, 2019

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96.8%(3)
99.1%
98.3%
99.2%
92.3%
98.7%
96.7%
96.5%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle

96%

Over 10 Years

(1)	Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years.

(2)	As of December 31, 2019.

(3)
Includes 259,616 RSF, or 1.0%, of vacancy representing lease-up opportunities at properties recently acquired during 2H19, primarily related to our SD Tech by Alexandria campus. Excluding these vacancies, occupancy of operating properties in North America would have been 97.8% as of December 31, 2019. Expected occupancy for 1Q20 includes 689,103 RSF, or 2.4%, of vacancy primarily from three buildings contributed by our partner in a recently formed consolidated real estate joint venture and our acquisition of SD Tech by Alexandria campus. Refer to “Acquisitions” in this Earnings Press Release for additional details.

		4Q19			1Q20 (projected)
Property	Submarket/Market		Occupancy Impact			Occupancy Impact
		RSF	Region	Consolidated	RSF	Region	Consolidated
SD Tech by Alexandria	Sorrento Mesa/San Diego	182,056	3.2%	0.7%	225,865	3.8%	0.8%
601, 611, and 651 Gateway Boulevard	South San Francisco/San Francisco	N/A	N/A	N/A	211,454	2.7%	0.7%
Other acquisitions	Various	77,560	N/A	0.3	251,784	N/A	0.9%
		259,616		1.0%	689,103		2.4%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	20

Key Operating Metrics
December 31, 2019

Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Technology, and AgTech Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Stable cash flows
	Percentage of triple net leases	97%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	96%

Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	70%	68%

(1)	Percentages calculated based on RSF as of December 31, 2019.

(2)	Represents percentages for the three months ended December 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	21

Same Property Performance
December 31, 2019
(Dollars in thousands)

	December 31, 2019			December 31, 2019
Same Property Financial Data	Three Months Ended	Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:			Number of same properties	209	192
Net operating income increase	2.0%	3.1%	Rentable square feet	20,477,995	18,519,783
Net operating income increase (cash basis)	4.0%	7.1%	Occupancy – current-period average	96.9%	96.6%
Operating margin	71%	71%	Occupancy – same-period prior-year average	97.1%	96.3%

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income from rentals:
Same properties	$257,762	$251,375	$6,387	2.5%	$927,077	$897,522	$29,555	3.3%
Non-same properties	50,656	8,727	41,929	480.5	238,711	113,196	125,515	110.9
Rental revenues	308,418	260,102	48,316	18.6	1,165,788	1,010,718	155,070	15.3

Same properties	82,558	76,031	6,527	8.6	299,325	281,092	18,233	6.5
Non-same properties	13,745	1,652	12,093	732.0	51,751	22,971	28,780	125.3
Tenant recoveries	96,303	77,683	18,620	24.0	351,076	304,063	47,013	15.5

Income from rentals	404,721	337,785	66,936	19.8	1,516,864	1,314,781	202,083	15.4

Same properties	107	95	12	12.6	448	298	150	50.3
Non-same properties	3,286	2,583	703	27.2	13,984	12,380	1,604	13.0
Other income	3,393	2,678	715	26.7	14,432	12,678	1,754	13.8

Same properties	340,427	327,501	12,926	3.9	1,226,850	1,178,912	47,938	4.1
Non-same properties	67,687	12,962	54,725	422.2	304,446	148,547	155,899	104.9
Total revenues	408,114	340,463	67,651	19.9	1,531,296	1,327,459	203,837	15.4

Same properties	98,396	90,152	8,244	9.1	353,431	332,051	21,380	6.4
Non-same properties	23,456	7,530	15,926	211.5	92,061	49,069	42,992	87.6
Rental operations	121,852	97,682	24,170	24.7	445,492	381,120	64,372	16.9

Same properties	242,031	237,349	4,682	2.0	873,419	846,861	26,558	3.1
Non-same properties	44,231	5,432	38,799	714.3	212,385	99,478	112,907	113.5
Net operating income	$286,262	$242,781	$43,481	17.9%	$1,085,804	$946,339	$139,465	14.7%

Net operating income – same properties	$242,031	$237,349	$4,682	2.0%	$873,419	$846,861	$26,558	3.1%
Straight-line rent revenue	(13,578)	(16,809)	3,231	(19.2)	(55,393)	(79,475)	24,082	(30.3)
Amortization of acquired below-market leases	(3,092)	(3,934)	842	(21.4)	(7,249)	(10,196)	2,947	(28.9)
Net operating income – same properties (cash basis)	$225,361	$216,606	$8,755	4.0%	$810,777	$757,190	$53,587	7.1%

Refer to “Same Property Comparisons” in the “Definitions and Reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and Reconciliations” also contains definitions of “Tenant Recoveries” and “Net Operating Income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	22

Leasing Activity
December 31, 2019
(Dollars per RSF)

	Three Months Ended		Year Ended			Year Ended
	December 31, 2019		December 31, 2019			December 31, 2018
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	37.0%	21.7%	32.2%		17.6%	24.1%	14.1%
New rates	$66.26	$63.30	$58.65		$56.19	$55.05	$52.79
Expiring rates	$48.35	$52.02	$44.35		$47.79	$44.35	$46.25
RSF	571,650		2,427,108			2,088,216
Tenant improvements/leasing commissions	$24.20		$20.28			$20.61
Weighted-average lease term	5.9 years		5.7 years			6.1 years

Developed/redeveloped/previously vacant space leased
New rates	$47.76	$41.71	$55.95		$52.19	$58.45	$48.73
RSF	1,180,474		2,635,614			2,633,476
Tenant improvements/leasing commissions	$6.23		$13.74			$12.57
Weighted-average lease term	8.8 years		9.8 years			11.5 years

Leasing activity summary (totals):
New rates	$53.80	$48.75	$57.25		$54.11	$56.94	$50.52
RSF	1,752,124		5,062,722	(2)		4,721,692
Tenant improvements/leasing commissions	$12.09		$16.88			$16.13
Weighted-average lease term	7.9 years		7.8 years			9.1 years

Lease expirations(1)
Expiring rates	$47.40	$50.80	$43.43		$46.59	$42.98	$45.33
RSF	637,540		2,822,434			2,811,021

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes month-to-month leases aggregating 41,809 RSF and 50,548 RSF as of December 31, 2019 and 2018, respectively.

(2)
During the year ended December 31, 2019, we granted tenant concessions/free rent averaging 2.4 months with respect to the 5,062,722 RSF leased. Approximately 59% of the leases executed during the year ended December 31, 2019, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	23

Contractual Lease Expirations
December 31, 2019

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (Per RSF)(1)	Percentage of Total Annual Rental Revenue
2020 (2)	1,745,030	6.7%	$35.27	4.7%
2021	1,531,070	5.9%	$42.09	4.9%
2022	2,164,448	8.3%	$42.07	7.0%
2023	2,564,766	9.9%	$45.66	9.0%
2024	2,300,974	8.8%	$46.33	8.2%
2025	1,786,892	6.9%	$48.78	6.7%
2026	1,597,511	6.1%	$49.33	6.0%
2027	2,366,266	9.1%	$51.72	9.4%
2028	1,646,032	6.3%	$60.18	7.6%
2029	1,350,014	5.2%	$57.24	5.9%
Thereafter	6,954,809	26.8%	$57.88	30.6%

Market	2020 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (Per RSF)(1)	2021 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (Per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases(3)		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total

Greater Boston	107,773	122,950	75,754	(4)	232,547		539,024	$41.32	—	25,970	79,101	(4)	267,624	372,695	$44.10
San Francisco	81,493	25,569	—		174,380	(5)	281,442	44.08	24,193	9,628	—		364,747	398,568	52.99
New York City	—	—	—		20,712		20,712	99.30	—	19,647	—		15,466	35,113	97.45
San Diego	37,880	—	—		378,021	(6)	415,901	30.85	634	74,557	—		223,991	299,182	38.81
Seattle	12,727	—	—		32,047		44,774	38.70	—	—	—		52,320	52,320	45.48
Maryland	16,235	33,778	—		97,317		147,330	17.40	—	—	—		160,439	160,439	22.51
Research Triangle	37,881	25,396	—		36,290		99,567	17.74	3,724	34,553	—		133,592	171,869	25.99
Canada	72,250	—	—		22,343		94,593	28.22	—	4,345	—		18,612	22,957	27.13
Non-cluster markets	—	—	—		101,687		101,687	31.29	—	—	—		17,927	17,927	42.50
Total	366,239	207,693	75,754		1,095,344		1,745,030	$35.27	28,551	168,700	79,101		1,254,718	1,531,070	$42.09
Percentage of expiring leases	21%	12%	4%		63%		100%		2%	11%	5%		82%	100%

(1)	Represents amounts in effect as of December 31, 2019.

(2)	Excludes month-to-month leases aggregating 41,809 RSF as of December 31, 2019.

(3)	The largest remaining contractual lease expiration in 2020 is 60,759 RSF in our Greater Boston market.

(4)
Represents office space aggregating 154,855 RSF at The Arsenal on the Charles, a campus acquired on December 17, 2019, in our Cambridge/Inner Suburbs submarket, that is targeted for redevelopment into office/laboratory space upon expiration of existing leases in 3Q20 and 1Q21.

(5)
Includes two leases aggregating 100,560 RSF at 630 and 650 Gateway Boulevard in our South San Francisco submarket that expire in 4Q20. We are considering options to renovate these buildings into Class A office/laboratory properties, which will not be classified as a redevelopment. As such, we expect these properties to remain in our pool of same properties.

(6)	Includes 140,398 RSF at 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, a site that is under evaluation to be developed, subject to future market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	24

Top 20 Tenants
December 31, 2019
(Dollars in thousands, except average market cap amounts)

80% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)(2)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	8.7		900,050	$52,174	4.1%	A2	A+	$86.9
2	Takeda Pharmaceutical Company Ltd.	9.6		606,249	39,251	3.1	Baa2	BBB+	$57.9
3	Facebook, Inc.	12.0		903,786	38,873	3.0	—	—	$518.1
4	Illumina, Inc.	10.6		891,495	35,907	2.8	—	BBB	$45.6
5	Eli Lilly and Company	9.4		554,089	34,096	2.7	A2	A+	$115.9
6	Sanofi	8.5		494,693	33,845	2.6	A1	AA	$109.7
7	Novartis AG	8.3		378,894	27,849	2.2	A1	AA-	$224.8
8	Uber Technologies, Inc.	62.8	(3)	1,016,745	27,445	2.1	—	—	$60.3
9	Merck & Co., Inc.	11.4		421,623	24,290	1.9	A1	AA	$211.4
10	bluebird bio, Inc.	7.4		312,805	23,076	1.8	—	—	$6.5
11	Moderna, Inc.	9.9		382,388	22,665	1.8	—	—	$6.0
12	Maxar Technologies(2)	5.5		478,000	21,577	1.7	—	—	$0.5
13	New York University	11.7		201,284	19,011	1.5	Aa2	AA-	$—
14	Roche	3.5		365,309	18,996	1.5	Aa3	AA	$240.2
15	Pfizer Inc.	5.2		416,979	17,754	1.4	A1	AA-	$223.3
16	Stripe, Inc.	7.8		295,333	17,736	1.4	—	—	$—
17	athenahealth, Inc.(2)	12.5		409,710	17,632	1.4	—	—	$5.6
18	Massachusetts Institute of Technology	5.7		257,626	17,306	1.4	Aaa	AAA	$—
19	Amgen Inc.	4.3		407,369	16,838	1.3	Baa1	A-	$119.3
20	United States Government	8.0		284,998	16,384	1.3	Aaa	AA+	$—
	Total/weighted-average	11.6	(3)	9,979,425	$522,705	41.0%

(1)
Based on aggregate annual rental revenue in effect as of December 31, 2019. Refer to “Annual Rental Revenue” and “Investment-Grade or Publicly Traded Large Cap Tenants” in the “Definitions and Reconciliations” of this Supplemental Information for additional details on our methodology on annual rental revenue from unconsolidated real estate joint ventures and average daily market capitalization.

(2)
Annual rental revenue from investment-grade or publicly traded large cap tenants includes two tenants, Maxar Technologies and athenahealth, Inc., located at properties acquired during 4Q19. Excluding these two tenants, our annual rental revenue from investment-grade or publicly traded large cap tenants within our top 20 tenants was 87%.

(3)
Includes a ground lease for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and a lease at 1655 and 1725 Third Street (two buildings aggregating 593,765 RSF) owned by our unconsolidated joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.9 years as of December 31, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	25

Summary of Properties and Occupancy
December 31, 2019
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	7,195,439	—	153,157	7,348,596	25%	66	$453,998	36%	$63.65
San Francisco	6,829,211	841,178	347,912	8,018,301	28	55	337,801	26	58.37
New York City	1,127,580	—	140,098	1,267,678	4	5	80,119	6	72.49
San Diego	5,731,061	232,818	—	5,963,879	20	75	204,900	16	38.75
Seattle	1,458,305	100,086	—	1,558,391	6	15	75,770	6	52.65
Maryland	2,663,891	261,096	41,098	2,966,085	10	42	73,868	6	28.87
Research Triangle	1,224,904	—	—	1,224,904	4	16	32,337	3	27.36
Canada	188,967	—	—	188,967	1	2	4,793	—	27.07
Non-cluster markets	369,770	—	—	369,770	1	12	10,597	1	35.77
Properties held for sale	191,862	—	—	191,862	1	3	4,073	—	N/A
North America	26,980,990	1,435,178	682,265	29,098,433	100%	291	$1,278,256	100%	$51.04
		2,117,443

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	12/31/19		9/30/19	12/31/18	12/31/19	9/30/19	12/31/18
Greater Boston	99.1%		98.1%	98.7%	97.1%	97.8%	98.2%
San Francisco	98.3		99.0	100.0	93.6	94.0	96.2
New York City	99.2		99.2	98.3	88.1	88.1	87.3
San Diego	92.3	(1)	92.8	94.7	92.3	92.8	94.7
Seattle	98.7		97.7	97.7	98.7	97.7	97.7
Maryland	96.7		96.2	96.8	95.2	94.7	94.7
Research Triangle	96.5		97.8	95.4	96.5	96.6	85.9
Subtotal	97.0		97.0	97.6	94.6	94.8	95.3
Canada	93.7		93.7	95.2	93.7	93.7	95.2
Non-cluster markets	80.1		75.6	79.0	80.1	75.6	79.0
North America	96.8%	(2)	96.6%	97.3%	94.4%	94.5%	95.1%

(1)
Decline from 3Q19 primarily related to vacancy at the recently acquired SD Tech by Alexandria, partially offset by lease commencements at our Campus Pointe by Alexandria and University District campuses.

(2)
Includes 259,616 RSF, or 1.0%, of vacancy representing lease-up opportunities at properties recently acquired during 2H19, primarily related to the recently acquired SD Tech by Alexandria. Excluding these vacancies, occupancy of operating properties in North America would have been 97.8% as of December 31, 2019. Refer to “Occupancy” in this Supplemental Information for additional details.

Refer to “Definitions and Reconciliations” in this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	26

Property Listing
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating		Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$168,387	98.9%		98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	98,283	99.9		99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
The Arsenal on the Charles	683,131	—	153,157	836,288	11	26,431	100.0		81.7
311, 321, and 343 Arsenal Street, 300 and 400 North Beacon Street, 1, 2, and 3 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Alexandria Center® at One Kendall Square	815,671	—	—	815,671	10	70,531	99.1	`	99.1
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,647	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,815	100.0		100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,990	100.0		100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,023	100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	5,685,204	—	153,157	5,838,361	46	400,727	99.4		96.8
Seaport Innovation District
5 Necco Street	87,163	—	—	87,163	1	4,646	86.6		86.6
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	11,876	100.0		100.0
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	317,617	—	—	317,617	3	13,847	100.0		100.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0		100.0
19 Presidential Way	144,892	—	—	144,892	1	5,171	99.4		99.4
100 Beaver Street	82,330	—	—	82,330	1	3,152	80.0		80.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0		100.0
Route 128	1,115,422	—	—	1,115,422	15	43,668	98.5		98.5
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0		100.0
Greater Boston	7,195,439	—	153,157	7,348,596	66	$453,998	99.1%		97.1%

	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	27

Property Listing (continued)
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
Alexandria Center® for Science and Technology – Mission Bay	1,997,819	—	—	1,997,819	9	$88,933	99.8%	99.8%
1455, 1515, 1655(1), and 1725(1) Third Street, 409 and 499 Illinois Street(1), 1500(1) and 1700 Owens Street, and 455 Mission Bay Boulevard South
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
945 Market Street	—	—	255,765	255,765	1	—	N/A	—
505 Brannan Street	148,146	—	—	148,146	1	12,129	100.0	100.0
260 Townsend Street	66,682	—	—	66,682	1	5,741	100.0	100.0
Mission Bay/SoMa	2,507,980	—	255,765	2,763,745	13	124,539	99.9	90.6
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,394	99.4	99.4
Alexandria Technology Center® – Gateway	634,466	—	—	634,466	8	31,537	89.6	89.6
600, 630, 650, 681, 685, 701, 901, and 951 Gateway Boulevard
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	9,436	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	6,618	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,497	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,169	90.8	90.8
South San Francisco	2,221,102	315,000	—	2,536,102	21	112,270	96.4	96.4
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,765	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria District for Science and Technology	—	526,178	—	526,178	2	—	N/A	N/A
825 and 835 Industrial Road
3825 and 3875 Fabian Way	478,000	—	—	478,000	2	21,577	100.0	100.0
Alexandria Stanford Life Science District	190,270	—	92,147	282,417	3	13,902	100.0	67.4
3160, 3165, and 3170 Porter Drive
Alexandria PARC	197,498	—	—	197,498	4	11,274	96.9	96.9
2100, 2200, 2300, and 2400 Geng Road
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,472	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,191	62.3	62.3
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,796	100.0	100.0
Greater Stanford	2,100,129	526,178	92,147	2,718,454	21	100,992	98.6	94.5
San Francisco	6,829,211	841,178	347,912	8,018,301	55	$337,801	98.3%	93.6%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	28

Property Listing (continued)
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$65,096	98.8%	98.8%
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® – Long Island City	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,127,580	—	140,098	1,267,678	5	80,119	99.2	88.1

San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	17,760	100.0	100.0
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	11,697	83.8	83.8
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,901	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,613	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	—	—	—
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,676	100.0	100.0
Torrey Pines	1,277,135	—	—	1,277,135	15	52,647	87.1	87.1
University Town Center
Campus Pointe by Alexandria	1,389,867	232,818	—	1,622,685	10	55,873	99.9	99.9
9880, 10210(1),10260(1), 10290(1), and 10300(1) Campus Point Drive and 4110(1), 4150(1), 4161(1), 4224(1), and 4242(1) Campus Point Court
5200 Illumina Way(1)	792,687	—	—	792,687	6	29,977	100.0	100.0
University District	547,130	—	—	547,130	8	18,047	94.4	94.4
9363, 9373, 9393, and 9625(1) Towne Centre Drive, 4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	2,729,684	232,818	—	2,962,502	24	$103,897	98.8%	98.8%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	29

Property Listing (continued)
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego (continued)
Sorrento Mesa
SD Tech by Alexandria(1)	598,316	—	—	598,316	10	$14,916	69.6%	69.6%
9605, 9645, 9675, 9685, 9725, 9735, 9805, and 9855 Scranton Road and 10055 and 10075 Barnes Canyon
Summers Ridge Science Park	316,531	—	—	316,531	4	11,077	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,689	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	3,603	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	2,364	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	—	—	—
Sorrento Mesa	1,301,429	—	—	1,301,429	22	37,080	83.4	83.4
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,378	—	—	191,378	7	5,587	94.3	94.3
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,717	84.6	84.6
Sorrento Valley	313,033	—	—	313,033	13	8,304	90.5	90.5
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	5,731,061	232,818	—	5,963,879	75	204,900	92.3	92.3

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria – North Campus	631,070	—	—	631,070	5	33,818	99.3	99.3
1616 and 1551 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
The Eastlake Life Science Campus by Alexandria – South Campus	206,134	100,086	—	306,220	3	11,702	100.0	100.0
1165, 1201, and 1208 Eastlake Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	15,236	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,890	99.1	99.1
219 Terry Avenue North	30,705	—	—	30,705	1	1,835	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,373,835	100,086	—	1,473,921	12	72,906	99.6	99.6
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,025	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,864	84.3	84.3
Seattle	1,458,305	100,086	—	1,558,391	15	$75,770	98.7%	98.7%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	30

Property Listing (continued)
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland
Rockville
9800, 9900, 9920, and 9950 Medical Center Drive	383,956	261,096	—	645,052	8	$13,864	89.5%	89.5%
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,804	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,419	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,734	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,812	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,687	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,195,292	261,096	—	1,456,388	22	39,333	96.6	96.6
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	15,821	94.8	94.8
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	273,987	—	41,098	315,085	6	7,253	98.7	85.8
704 Quince Orchard Road(1), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,595	91.2	91.2
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	1,028,529	—	41,098	1,069,627	18	26,864	96.0	92.3
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,533	96.6	96.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,663,891	261,096	41,098	2,966,085	42	$73,868	96.7%	95.2%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	31

Property Listing (continued)
December 31, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle
Research Triangle
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,855	95.0%	95.0%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech, Phase I – Research Triangle	180,400	—	—	180,400	1	5,241	95.3	95.3
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,681	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,455	—	—	136,455	3	3,683	98.1	98.1
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,909	92.4	92.4
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,350	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	1,224,904	—	—	1,224,904	16	32,337	96.5	96.5

Canada	188,967	—	—	188,967	2	4,793	93.7	93.7

Non-cluster markets	369,770	—	—	369,770	12	10,597	80.1	80.1

North America, excluding properties held for sale	26,789,128	1,435,178	682,265	28,906,571	288	1,274,183	96.8%	94.4%

Properties held for sale	191,862	—	—	191,862	3	4,073	71.4%	71.4%

Total – North America	26,980,990	1,435,178	682,265	29,098,433	291	$1,278,256

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	32

Investments in Real Estate
December 31, 2019
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near-Term	Intermediate-Term	Future	Subtotal	Total
Investments in real estate
Book value as of December 31, 2019(1)	$15,278,779	$991,007	$447,798	$618,279	$182,746	$2,239,830	$17,518,609

Square footage
Operating	26,980,990	—	—	—	—	—	26,980,990
New Class A development and redevelopment properties	—	2,117,443	2,127,925	4,884,067	4,585,477	13,714,912	13,714,912
Value-creation square feet currently included in rental properties(2)	—	—	—	(702,012)	(823,104)	(1,525,116)	(1,525,116)
Total square footage	26,980,990	2,117,443	2,127,925	4,182,055	3,762,373	12,189,796	39,170,786

(1)
Balances exclude our share of the cost basis associated with our unconsolidated properties, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)
Refer to the definition of “Investment in Real Estate” in “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	33

New Class A Development and Redevelopment Properties: Recent Deliveries

December 31, 2019

399 Binney Street	266 and 275 Second Avenue	1655 and 1725 Third Street	279 East Grand Avenue	681 and 685 Gateway Boulevard
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/South San Francisco
164,000 RSF	203,757 RSF	593,765 RSF	211,405 RSF	142,400 RSF
98.3% Occupied	100% Occupied	100% Occupied	97.5% Occupied	100% Occupied

Menlo Gateway	Alexandria PARC	9880 Campus Point Drive	188 East Blaine Street	Alexandria Center® for AgTech, Phase I
San Francisco/Greater Stanford	San Francisco/Greater Stanford	San Diego/University Town Center	Seattle/Lake Union	Research Triangle/Research Triangle
772,983 RSF	197,498 RSF	98,000 RSF	201,805 RSF	180,400 RSF
100% Occupied	96.8% Occupied	100% Occupied	98.0% Occupied	95.3% Occupied

Refer to “New Class A Development and Redevelopment Properties: Projects Under Construction” of this Supplemental Information for information on the RSF in service and under construction, if applicable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
December 31, 2019
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Dev/Redev	RSF Placed Into Service					Occupancy Percentage(1)		Total Project			Unlevered Yields
													Initial Stabilized		Initial Stabilized (Cash Basis)
			1Q19	2Q19	3Q19	4Q19	Total			RSF	Investment
399 Binney Street/Greater Boston/Cambridge	100%	Dev	123,403	—	40,597	—	164,000	98.3%		164,000	$185,000		7.9%		7.3%
266 and 275 Second Avenue/Greater Boston/ Route 128	100%	Redev	—	12,822	—	19,036	31,858	100%		203,757	$91,000		8.5		7.1
1655 and 1725 Third Street/San Francisco/ Mission Bay/SoMa(2)	10%	Dev	—	—	593,765	—	593,765	100%		593,765	$77,500		7.8		6.1
279 East Grand Avenue/San Francisco/ South San Francisco	100%	Dev	139,810	24,396	35,797	11,402	211,405	97.5%		211,405	$145,000	(3)	8.4	(3)	8.6	(3)
681 and 685 Gateway Boulevard/San Francisco/ South San Francisco	100%	Redev	66,000	76,400	—	—	142,400	100%	(4)	142,400	$116,300		8.5		8.2
Menlo Gateway/San Francisco/Greater Stanford(2)	49%	Dev	—	—	520,988	—	520,988	100%		772,983	$415,000		7.1		6.4
Alexandria PARC/San Francisco/Greater Stanford	100%	Redev	48,547	—	—	—	48,547	96.8%		197,498	$152,600		7.3		6.2
9880 Campus Point Drive/San Diego/ University Town Center	100%	Dev	—	—	—	36,284	36,284	100%		98,000	$255,000	(5)	6.3	(5)	6.4	(5)
188 East Blaine Street/Seattle/Lake Union	100%	Dev	90,615	27,164	39,372	44,654	201,805	98.0%		201,805	$183,000		6.7		6.7
704 Quince Orchard Road/Maryland/Gaithersburg(2)	56.8%	Redev	10,250	3,470	—	—	13,720	100%		80,032	$13,300		8.9		8.8
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle	100%	Redev	2,614	73,809	30,900	19,554	126,877	95.3%		180,400	$88,700		7.5	(6)	7.6	(6)
Total			481,239	218,061	1,261,419	130,930	2,091,649						7.4%		6.9%

(1)	Relates to total operating RSF placed in service as of the most recent delivery.

(2)	This property is an unconsolidated real estate joint venture. RSF represents 100% and cost and yields amounts represent our share.

(3)	Improvements in initial stabilized yields of 60 bps and 50 bps (cash basis), are due to reduction in costs of $6 million primarily from core and shell cost savings.

(4)	Excludes 685 Gateway Boulevard, a 15,437 RSF amenity building.

(5)
Project costs represent aggregate development costs for 9880 Campus Point Drive and 4150 Campus Point Court. Yields represent expected aggregate returns for Campus Pointe by Alexandria, including 9880, 10290, and 10300 Campus Point Drive and 4150 Campus Point Court.

(6)	Yields represent aggregate returns for Alexandria Center® for AgTech – Research Triangle which consists of Phase I at 5 Laboratory Drive and Phase II at 9 Laboratory Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	35

New Class A Development and Redevelopment Properties: Projects Under Construction

December 31, 2019

The Arsenal on the Charles	945 Market Street	201 Haskins Way	Alexandria District for Science and Technology	3160 Porter Drive
Greater Boston/ Cambridge/Inner Suburbs	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/Greater Stanford	San Francisco/Greater Stanford
153,157 RSF	255,765 RSF	315,000 RSF	526,178 RSF	92,147 RSF

Alexandria Center® – Long Island City	9880 Campus Point Drive and 4150 Campus Point Court	1165 Eastlake Avenue East	9800 Medical Center Drive	9950 Medical Center Drive
New York City/New York City	San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
140,098 RSF	232,818 RSF	100,086 RSF	176,832 RSF	84,264 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	36

New Class A Development and Redevelopment Properties: Projects Under Construction (continued)

December 31, 2019

Property/Market/Submarket		Square Footage				Percentage		Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/Negotiating	Initial	Stabilized
Developments and redevelopments under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	Redev	683,131	(2)	153,157	836,288	82%	82%	2021	2022
945 Market Street/San Francisco/Mission Bay/SoMa	Redev	—		255,765	255,765	—	—	4Q20	2021/22
201 Haskins Way/San Francisco/South San Francisco	Dev	—		315,000	315,000	33	33	3Q20	2021
Alexandria District for Science and Technology/San Francisco/Greater Stanford	Dev	—		526,178	526,178	56	65	4Q20	2021
3160 Porter Drive/San Francisco/Greater Stanford	Redev	—		92,147	92,147	—	—	4Q20	2021
Alexandria Center® – Long Island City/New York City/New York City	Redev	36,661		140,098	176,759	21	21	3Q20	2020
9880 Campus Point Drive and 4150 Campus Point Court/San Diego/ University Town Center(3)	Dev	36,284		232,818	269,102	87	89	4Q19	2022
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—		100,086	100,086	100	100	4Q20	4Q20
9800 Medical Center Drive/Maryland/Rockville	Dev	—		176,832	176,832	100	100	3Q20	3Q20
9950 Medical Center Drive/Maryland/Rockville	Dev	—		84,264	84,264	100	100	3Q20	3Q20
704 Quince Orchard Road/Maryland/Gaithersburg(4)	Redev	38,934		41,098	80,032	70	70	4Q18	2020
Total		795,010		2,117,443	2,912,453	61%	63%

(1)
Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	We expect to redevelop 154,855 RSF of occupied space into office/laboratory space upon expiration of the existing leases in 3Q20 and 1Q21.

(3)	Refer to footnote 2 on the next page.

(4)	704 Quince Orchard is an unconsolidated real estate joint venture. RSF represents 100%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	37

New Class A Development and Redevelopment Properties: Projects Under Construction (continued)

December 31, 2019
(Dollars in thousands)

	Our Ownership Interest					Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete	Total at Completion	Initial Stabilized		Initial Stabilized (Cash Basis)

Developments and redevelopments under construction
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	100%	$440,047	$62,561	TBD
945 Market Street/San Francisco/Mission Bay/SoMa	99.5%	—	191,424
201 Haskins Way/San Francisco/South San Francisco	100%	—	152,333	143,667	296,000	6.6%		6.6%
Alexandria District for Science and Technology/San Francisco/Greater Stanford	100%	—	278,448	298,552	577,000	6.5%		6.2%
3160 Porter Drive/San Francisco/Greater Stanford	100%	—	28,759	TBD
Alexandria Center® – Long Island City/New York City/New York City	100%	16,159	72,962	95,179	184,300	5.5%		5.6%
9880 Campus Point Drive and 4150 Campus Point Court/San Diego/ University Town Center(1)	(1)	40,397	90,301	124,302	255,000	6.3%	(2)	6.4%	(2)
1165 Eastlake Avenue East/Seattle/Lake Union	100%	—	53,931	84,069	138,000	6.5%	(3)	6.3%	(3)
9800 Medical Center Drive/Maryland/Rockville	100%	—	33,159	62,241	95,400	7.7%		7.2%
9950 Medical Center Drive/Maryland/Rockville	100%	—	27,129	27,171	54,300	7.3%		6.8%
Consolidated projects		496,603	991,007
704 Quince Orchard Road/Maryland/Gaithersburg(4)	56.8%	4,400	5,574	3,326	13,300	8.9%		8.8%
Total		$501,003	$996,581

(1)	Refer to “Joint Venture Financial Information” and “Definitions and Reconciliations” of this Supplemental Information for additional details.

(2)	Represents a two-phase development project as follows:

•
Initial phase represents 9880 Campus Point Drive, a 98,000 RSF project to develop Alexandria GradLabs™, a highly flexible, first-of-its-kind life science platform designed to provide post-seed-stage life science companies with turnkey, fully furnished office/laboratory suites and an accelerated, scalable path for growth. The R&D building located at 9880 Campus Point Drive was demolished and as of December 31, 2019, continues to be included in our same property performance results. Refer to “Same Property Comparison” in the “Definitions and Reconciliations” of this Supplemental Information for additional details.

•	Subsequent phase represents 4150 Campus Point Court, a 171,102 RSF, 100% leased project with occupancy expected in 2022.

•
Project costs represent development costs for 9880 Campus Point Drive and 4150 Campus Point Court. Unlevered yields represent expected aggregate returns for Campus Pointe by Alexandria, including 9880, 10290, and 10300 Campus Point Drive and 4150 Campus Point Court.

(3)
Unlevered yields represent anticipated aggregate returns for 1165 Eastlake Avenue, an amenity-rich research headquarter for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue, an adjacent multi-tenant office/laboratory building.

(4)	704 Quince Orchard is an unconsolidated real estate joint venture. Cost and yields amounts represent our share.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	38

New Class A Development and Redevelopment Properties: Summary of Pipeline
December 31, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near-Term		Intermediate-Term		Future		Total
Greater Boston
The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$97,825	153,157	—		—		200,000		353,157
15 Necco Street/Seaport Innovation District	99.3%	172,114	—	293,000		—		—		293,000
215 Presidential Way/Route 128	100%	6,185	—	112,000		—		—		112,000
325 Binney Street/Cambridge	100%	108,157	—	—		208,965	(1)	—		208,965
99 A Street/Seaport Innovation District	96.2%	40,965	—	—		235,000		—		235,000
10 Necco Street/Seaport Innovation District	100%	85,302	—	—		175,000		—		175,000
Alexandria Technology Square®/Cambridge	100%	7,787	—	—		—		100,000		100,000
100 Tech Drive/Route 128	100%	—	—	—		—		300,000		300,000
231 Second Avenue/Route 128	100%	1,251	—	—		—		32,000		32,000
Other value-creation projects	100%	9,198	—	—		—		41,955		41,955
		528,784	153,157	405,000		618,965		673,955		1,851,077
San Francisco
201 Haskins Way/South San Francisco	100%	152,333	315,000	—		—		—		315,000
Alexandria District for Science and Technology/Greater Stanford	100%	278,448	526,178	—		—		—		526,178
945 Market Street/Mission Bay/SoMa	99.5%	191,424	255,765	—		—		—		255,765
3160 Porter Drive/Greater Stanford	100%	28,759	92,147	—		—		—		92,147
88 Bluxome Street/Mission Bay/SoMa	100%	199,286	—	1,070,925	(2)	—		—		1,070,925
751 Gateway Boulevard/South San Francisco	100%	16,777	—	217,000		—		—		217,000
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	18,124	—	—		165,000		—		165,000
960 Industrial Road/Greater Stanford	100%	105,116	—	—		587,000	(3)	—		587,000
3825 and 3875 Fabian Way/Greater Stanford	100%	—		—		250,000	(3)	228,000	(3)	478,000
East Grand Avenue/South San Francisco	100%	5,995	—	—		—		90,000		90,000
Gateway Boulevard/Greater Stanford	100%	1,744	—	—		—		31,000		31,000
Other value-creation projects	100%	40,465	—	—		191,000		25,000		216,000
		$1,038,471	1,189,090	1,287,925		1,193,000		374,000		4,044,015

(1)    We are seeking additional entitlements to increase the density of the site from its current 208,965 RSF.
(2)    Includes a 488,899 RSF lease with Pinterest, Inc. which construction is expected to commence in 2020.
(3)    Represents total square footage upon completion of development or redevelopment of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	39

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near-Term	Intermediate-Term		Future		Total
New York City
Alexandria Center® – Long Island City/New York City	100%	$72,962	140,098	—	—		—		140,098
Alexandria Center® for Life Science – New York City/New York City	100%	28,262	—	—	550,000		—		550,000
47-50 30th Street/New York City	100%	27,120	—	—	135,938		—		135,938
219 East 42nd Street/New York City	100%	—	—	—	—		579,947	(1)	579,947
		128,344	140,098	—	685,938		579,947		1,405,983
San Diego
Campus Pointe by Alexandria/University Town Center	(2)	142,176	232,818	—	390,164		359,281	(3)	982,263
3115 Merryfield Row/Torrey Pines	100%	38,942	—	125,000	—		—		125,000
10931 and 10933 Torrey Pines Road/Torrey Pines	100%	—	—	—	242,000	(3)	—		242,000
University District/University Town Center	100%	—	—	—	400,000	(3)(4)	—		400,000
SD Tech by Alexandria/Sorrento Mesa	50%	30,435	—	—	332,000		388,000		720,000
Townsgate by Alexandria/Del Mar Heights	100%	20,036	—	—	185,000		—		185,000
5200 Illumina Way/University Town Center	51%	11,772	—	—	—		451,832		451,832
Vista Wateridge/Sorrento Mesa	100%	4,022	—	—	—		163,000		163,000
4045 and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,554	—	—	—		149,000	(3)	149,000
Other value-creation projects	100%	—	—	—	—		50,000		50,000
		254,937	232,818	125,000	1,549,164		1,561,113		3,468,095
Seattle
1165 Eastlake Avenue East/Lake Union	100%	53,931	100,086	—	—		—		100,086
1150 Eastlake Avenue East/Lake Union	100%	35,916	—	—	260,000		—		260,000
701 Dexter Avenue North/Lake Union	100%	42,185	—	—	217,000		—		217,000
601 Dexter Avenue North/Lake Union	100%	30,946	—	—	—		188,400	(3)	188,400
		$162,978	100,086	—	477,000		188,400		765,486

(1)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of approximately five years.
(2)    Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details on our ownership interest.
(3)     Represents total square footage upon completion of development of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.
(4)    Includes 140,398 RSF at the University District project in our University Town Center submarket, which is currently under evaluation for development, subject to future market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	40

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near-Term	Intermediate-Term	Future	Total
Maryland
704 Quince Orchard Road/Gaithersburg	56.8%	$—	(1)	41,098	—	—	—	41,098
9800 Medical Center Drive/Rockville	100%	34,390		176,832	—	—	64,000	240,832
9950 Medical Center Drive/Rockville	100%	27,129		84,264	—	—	—	84,264
14200 Shady Grove Road/Rockville	100%	25,902		—	—	290,000	145,000	435,000
		87,421		302,194	—	290,000	209,000	801,194
Research Triangle
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	10,464		—	160,000	—	—	160,000
8 Davis Drive/Research Triangle	100%	4,751		—	150,000	70,000	—	220,000
6 Davis Drive/Research Triangle	100%	15,688		—	—	—	800,000	800,000
Other value-creation projects	100%	4,150		—	—	—	76,262	76,262
		35,053		—	310,000	70,000	876,262	1,256,262
Other value-creation projects	100%	3,842		—	—	—	122,800	122,800
Total		2,239,830		2,117,443	2,127,925	4,884,067	4,585,477	13,714,912	(2)

Pending acquisition/San Francisco	(3)	(3)		—	—	—	700,000	700,000
Mercer Mega Block/Lake Union	(3)	(3)		—	—	—	800,000	800,000
Key 2020 pending acquisitions		—		—	—	—	1,500,000	1,500,000
		$2,239,830		2,117,443	2,127,925	4,884,067	6,085,477	15,214,912

(1)	This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional details on our ownership interest.

(2)
Total rentable square footage includes 1,525,116 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

(3)	Refer to “Acquisitions” in our Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	41

Construction Spending
December 31, 2019
(Dollars in thousands, except per RSF amounts)

Year Ended
Construction Spending	December 31, 2019
Additions to real estate – consolidated projects	$1,224,541
Investments in unconsolidated real estate joint ventures	102,081
Contributions from noncontrolling interests	(9,156)
Construction spending (cash basis)(1)	1,317,466
Change in accrued construction	(24)
Construction spending	$1,317,442

	Year Ending
Projected Construction Spending	December 31, 2020
Development, redevelopment, and pre-construction projects	$1,414,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(24,000)
Generic laboratory infrastructure	166,000
Non-revenue-enhancing capital expenditures	44,000
Guidance midpoint	1,600,000
Guidance range	$1,550,000	–	1,650,000

Non-Revenue-Enhancing Capital Expenditures(2)	Year Ended		Recent Average Per RSF(3)
	December 31, 2019
	Amount	Per RSF
Building improvements	$11,453	$0.47	$0.50

Tenant improvements and leasing costs:
Re-tenanted space	$32,912	$28.20	$22.74
Renewal space	16,310	12.95	13.43
Total tenant improvements and leasing costs/weighted-average	$49,222	$20.28	$17.15

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average for a five-year period from 2015 through 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2020	42

Joint Venture Financial Information
December 31, 2019
(Dollars in thousands)

Consolidated Real Estate Joint Ventures		Unconsolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
225 Binney Street/Greater Boston/Cambridge	70.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
75/125 Binney Street/Greater Boston/Cambridge	60.0%	Menlo Gateway/San Francisco/Greater Stanford	49.0%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(3)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(3)
500 Forbes Boulevard/San Francisco/South San Francisco	90.0%
Campus Pointe by Alexandria/San Diego/University Town Center(4)	45.0%
5200 Illumina Way/San Diego/University Town Center	49.0%
9625 Towne Centre Drive/San Diego/University Town Center	49.9%
SD Tech by Alexandria/San Diego/Sorrento Mesa	50.0%

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in six other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.

(3)	Represents our ownership interest; our voting interest is limited to 50%.

(4)	Excludes 9880 Campus Point Drive in our University Town Center submarket.

	As of December 31, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,186,585	$466,334
Cash, cash equivalents, and restricted cash	40,128	7,865
Other assets	142,669	41,741
Secured notes payable (refer to page 47)	—	(149,240)
Other liabilities	(68,730)	(19,810)
Redeemable noncontrolling interests	(12,300)	—
	$1,288,352	$346,890

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2019		December 31, 2019
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$32,629	$97,989	$10,388	$22,710
Rental operations	(8,935)	(26,675)	(1,174)	(3,070)
	23,694	71,314	9,214	19,640
General and administrative	(127)	(347)	(67)	(158)
Interest	—	—	(1,668)	(2,980)
Depreciation and amortization	(10,176)	(30,960)	(2,702)	(6,366)
Fixed returns allocated to redeemable noncontrolling interests(1)	221	875	—	—
	$13,612	$40,882	$4,777	$10,136

Straight-line rent and below-market lease revenue	$1,948	$5,347	$5,843	$10,172
Funds from operations(2)	$23,788	$71,842	$7,479	$16,502

(1)
Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.

(2)
Refer to “Funds from Operations and Funds from Operations Per Share” in our Earnings Press Release and “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” in this Supplemental Information for the definition and reconciliation from the most directly comparable GAAP measure.

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Investments
December 31, 2019
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change, and further adjustments are not made until another price change, if any, is observed. Refer to “Investments” in the “Definitions and Reconciliations” of this Supplemental Information for additional details.

	December 31, 2019				Year Ended December 31, 2018
	Three Months Ended		Year Ended
Realized gains	$4,399	(1)	$33,158	(1)	$37,129	(2)
Unrealized gains	148,268		161,489		99,634
Investment income	$152,667		$194,647		$136,763

Investments	Cost	Adjustments		Carrying Amount
Fair value:
Publicly traded companies	$148,109	$170,528	(3)	$318,637
Entities that report NAV	271,276	162,626		433,902

Entities that do not report NAV:
Entities with observable price changes	42,045	68,489		110,534
Entities without observable price changes	277,521	—		277,521
December 31, 2019	$738,951	$401,643		$1,140,594

September 30, 2019	$737,078	$253,376		$990,454

(1)
Includes realized gains for the three months and year ended December 31, 2019, of $14.4 million and $50.3 million, respectively, and impairments related to privately held non-real estate investments of $10.0 million and $17.1 million, respectively.

(2)
Includes realized gains of $14.7 million related to two publicly traded non-real estate investments and impairment of $5.5 million primarily related to one privately held non-real estate investment. Excluding these gains and impairment, our realized gains on non-real estate investments were $27.9 million for the year ended December 31, 2018.

(3)	Includes gross unrealized gains and losses of $197.3 million and $26.8 million, respectively.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
December 31, 2019

Net Debt and Preferred Stock to Adjusted EBITDA(1)	Significant Availability on Unsecured Senior Line of Credit
	(in millions)

5.5x
5.7x(2)
≤5.2x(2)
12/31/18
12/31/19
12/31/20
Goal

Fixed-Charge Coverage Ratio(1)	Liquidity(3)

	$2.4B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$1,816
	Cash, cash equivalents, and restricted cash	243
	Investments in publicly traded companies	319
		$2,378	(4)

(1)	Quarter annualized.

(2)
Due to the timing of two acquisitions that closed in December 2019, we had a temporary 0.4x increase above our projected net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2019, annualized, for December 31, 2019. We remain committed to our guidance for net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2020, annualized, of less than or equal to 5.2x.

(3)	As of December 31, 2019.

(4)	In January 2020, we entered into $1.0 billion of forward equity sales agreements. Including the outstanding forward equity agreements, we had proforma liquidity of $3.4 billion.

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Summary of Debt
December 31, 2019

Debt maturities chart
(In millions)

Weighted-Average Remaining Term of 10.4 Years

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Summary of Debt (continued)
December 31, 2019
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$349,352	$—	$349,352	5.2%	3.57%	4.0
Unsecured senior notes payable	6,044,127	—	6,044,127	89.1	3.99	11.2
Commercial paper program	—	—	—	—	N/A	N/A
$2.2 billion unsecured senior line of credit	—	384,000	384,000	5.7	2.89	4.1
Total/weighted average	$6,393,479	$384,000	$6,777,479	100.0%	3.91%	10.4
Percentage of total debt	94%	6%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Debt covenants	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2019	Requirement	December 31, 2019
Total Debt to Total Assets	≤ 60%	34%	≤ 60.0%	29.7%
Secured Debt to Total Assets	≤ 40%	2%	≤ 45.0%	1.5%
Consolidated EBITDA to Interest Expense	≥ 1.5x	7.0x	≥ 1.50x	3.85x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	277%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	5.99x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated pursuant to the definition set forth by the SEC in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					100% at JV Level
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%	5/17/20	L+2.50%	5.18%	$26,158	$2,619
1655 and 1725 Third Street(3)	10.0%	6/29/21	L+3.70%	5.41%	309,275	65,725
704 Quince Orchard Road	56.8%	3/16/23	L+1.95%	3.94%	9,172	5,709
Menlo Gateway, Phase II	49.0%	5/1/35	4.53%	4.59%	56,321	99,529
Menlo Gateway, Phase I	49.0%	8/10/35	4.15%	4.18%	142,101	—
					$543,027	$173,582

(1)	Includes interest expense and amortization of loan fees.

(2)	Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2019.

(3)
This unconsolidated joint venture is in the process of refinancing this loan to, among other changes, extend the maturity date and fix the interest rate. We expect to complete the refinancing next quarter.

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Summary of Debt (continued)
December 31, 2019
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2020	2021	2022	2023	2024	Thereafter
Secured notes payable
San Diego	4.66%	4.90%		1/1/23	$1,621	$1,852	$1,942	$26,259	$—	$—	$31,674	$(198)	$31,476
Greater Boston	3.93%	3.19		3/10/23	1,565	1,629	1,693	74,517	—	—	79,404	1,771	81,175
Greater Boston	4.82%	3.40		2/6/24	3,207	3,394	3,564	3,742	183,527	—	197,434	10,978	208,412
San Francisco	4.14%	4.42		7/1/26	—	—	—	—	—	28,200	28,200	(639)	27,561
San Francisco	6.50%	6.50		7/1/36	25	26	28	30	32	587	728	—	728
Secured debt weighted-average interest rate/subtotal	4.55%	3.57			6,418	6,901	7,227	104,548	183,559	28,787	337,440	11,912	349,352

Commercial paper program(3)	N/A	N/A	(3)	N/A	—	—	—	—	—	—	—	—	—
$2.2 billion unsecured senior line of credit	L+0.825%	2.89		1/28/24	—	—	—	—	384,000	—	384,000	—	384,000
Unsecured senior notes payable	3.90%	4.04		6/15/23	—	—	—	500,000	—	—	500,000	(2,065)	497,935
Unsecured senior notes payable – green bond	4.00%	4.03		1/15/24	—	—	—	—	650,000	—	650,000	(548)	649,452
Unsecured senior notes payable	3.45%	3.62		4/30/25	—	—	—	—	—	600,000	600,000	(4,667)	595,333
Unsecured senior notes payable	4.30%	4.50		1/15/26	—	—	—	—	—	300,000	300,000	(2,942)	297,058
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26	—	—	—	—	—	350,000	350,000	(3,081)	346,919
Unsecured senior notes payable	3.95%	4.13		1/15/27	—	—	—	—	—	350,000	350,000	(3,552)	346,448
Unsecured senior notes payable	3.95%	4.07		1/15/28	—	—	—	—	—	425,000	425,000	(3,403)	421,597
Unsecured senior notes payable	4.50%	4.60		7/30/29	—	—	—	—	—	300,000	300,000	(2,126)	297,874
Unsecured senior notes payable	2.75%	2.87		12/15/29	—	—	—	—	—	400,000	400,000	(4,089)	395,911
Unsecured senior notes payable	4.70%	4.81		7/1/30	—	—	—	—	—	450,000	450,000	(3,903)	446,097
Unsecured senior notes payable	3.375%	3.48		8/15/31	—	—	—	—	—	750,000	750,000	(7,527)	742,473
Unsecured senior notes payable	4.85%	4.93		4/15/49	—	—	—	—	—	300,000	300,000	(3,446)	296,554
Unsecured senior notes payable	4.00%	3.91		2/1/50	—	—	—	—	—	700,000	700,000	10,476	710,476
Unsecured debt weighted-average/subtotal		3.93			—	—	—	500,000	1,034,000	4,925,000	6,459,000	(30,873)	6,428,127
Weighted-average interest rate/total		3.91%			$6,418	$6,901	$7,227	$604,548	$1,217,559	$4,953,787	$6,796,440	$(18,961)	$6,777,479

Balloon payments					$—	$—	$—	$600,487	$1,217,221	$4,953,200	$6,770,908	$—	$6,770,908
Principal amortization					6,418	6,901	7,227	4,061	338	587	25,532	(18,961)	6,571
Total debt					$6,418	$6,901	$7,227	$604,548	$1,217,559	$4,953,787	$6,796,440	$(18,961)	$6,777,479

Fixed-rate/hedged variable-rate debt					$6,418	$6,901	$7,227	$604,548	$833,559	$4,953,787	$6,412,440	$(18,961)	$6,393,479
Unhedged variable-rate debt					—	—	—	—	384,000	—	384,000	—	384,000
Total debt					$6,418	$6,901	$7,227	$604,548	$1,217,559	$4,953,787	$6,796,440	$(18,961)	$6,777,479

Weighted-average stated rate on maturing debt					N/A	N/A	N/A	3.94%	3.69%	3.88%

(1)	Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)
In September 2019, we established a commercial paper program under which we have the ability to issue up to $750.0 million of commercial paper notes with a maximum maturity of 397 days from the date of issuance. Borrowings under the program will be used to fund short-term capital needs and are backed by our $2.2 billion unsecured senior line of credit. In the event we are unable to refinance outstanding commercial paper notes under terms equal to or more favorable than those under the unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at L+0.825%. The commercial paper notes sold during the year ended December 31, 2019, were issued at a yield to maturity of between 1.83% and 2.29%.

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Definitions and Reconciliations
December 31, 2019

This section contains additional details for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Net income (loss)	$216,053	$(36,003)	$87,179	$136,818	$(18,631)
Interest expense	45,493	46,203	42,879	39,100	40,239
Income taxes	1,269	887	890	1,297	613
Depreciation and amortization	140,518	135,570	134,437	134,087	124,990
Stock compensation expense	10,239	10,935	11,437	11,029	9,810
Loss on early extinguishment of debt	—	40,209	—	7,361	—
Gain on sales of real estate	(474)	—	—	—	(8,704)
Significant realized gains on non-real estate investments	—	—	—	—	(6,428)
Unrealized (gains) losses on non-real estate investments	(148,268)	70,043	(11,058)	(72,206)	94,850
Impairment of real estate	12,334	—	—	—	—
Impairment of non-real estate investments	9,991	7,133	—	—	5,483
Adjusted EBITDA	$287,155	$274,977	$265,764	$257,486	$242,222

Revenues	$408,114	$390,484	$373,856	$358,842	$340,463
Non-real estate investments – total realized gains	4,399	6,967	10,442	11,350	11,319
Significant realized gains on non-real estate investments	—	—	—	—	(6,428)
Impairment of non-real estate investments	9,991	7,133	—	—	5,483
Revenues, as adjusted	$422,504	$404,584	$384,298	$370,192	$350,837

Adjusted EBITDA margin	68%	68%	69%	70%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments of real estate. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, and significant impairments and significant gains on the sale of non-real estate investments allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions. We believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that revenues, as adjusted, provides a denominator for Adjusted EBITDA margin that is calculated on a basis more consistent with that of the Adjusted EBITDA numerator. Specifically, revenues, as adjusted, includes the same realized gains on, and impairments of, non-real estate investments that are included in the reconciliation of Adjusted EBITDA. We believe that the consistent application of results from our non-real estate investments to both the numerator and denominator of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2019, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

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Definitions and Reconciliations (continued)
December 31, 2019

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, technology, and agtech campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, tech office, or agtech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, tech office, and agtech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Adjusted EBITDA	$287,155	$274,977	$265,764	$257,486	$242,222

Interest expense	$45,493	$46,203	$42,879	$39,100	$40,239
Capitalized interest	23,822	24,558	21,674	18,509	19,902
Amortization of loan fees	(2,241)	(2,251)	(2,380)	(2,233)	(2,401)
Amortization of debt premiums	907	1,287	782	801	611
Cash interest	67,981	69,797	62,955	56,177	58,351
Dividends on preferred stock	—	1,173	1,005	1,026	1,155
Fixed charges	$67,981	$70,970	$63,960	$57,203	$59,506

Fixed-charge coverage ratio:
– quarter annualized	4.2x	3.9x	4.2x	4.5x	4.1x
– trailing 12 months	4.2x	4.1x	4.2x	4.2x	4.2x

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Definitions and Reconciliations (continued)
December 31, 2019

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, preferred stock redemption charges, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2019		December 31, 2019
(In thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$13,612	$40,882	$4,777	$10,136
Depreciation and amortization	10,176	30,960	2,702	6,366
Funds from operations	$23,788	$71,842	$7,479	$16,502

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2019, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, technology, and agtech industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

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Definitions and Reconciliations (continued)
December 31, 2019

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of December 31, 2019:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$17,518,609

Less: accumulated depreciation	(2,704,657)
Net investments in real estate – North America	14,813,952
Net investments in real estate – Asia	30,086
Investments in real estate	$14,844,038

The following table represents RSF of buildings in operation as of December 31, 2019, that will be redeveloped or replaced with new development RSF upon commencement of future construction:

Property/Submarket	RSF
Intermediate-term projects:
3825 Fabian Way/Greater Stanford	250,000
960 Industrial Road/Greater Stanford	110,000
9363, 9373, and 9393 Towne Centre Drive/University Town Center	140,398
10260 Campus Point Drive/University Town Center	109,164
10931 and 10933 North Torrey Pines Road/Torrey Pines	92,450
702,012
Future projects:
3875 Fabian Way/Greater Stanford	228,000
219 East 42nd Street/New York City	349,947
4161 Campus Point Court/University Town Center	159,884
4110 Campus Point Court/University Town Center	15,667
4045 Sorrento Valley Boulevard/Sorrento Valley	10,926
4075 Sorrento Valley Boulevard/Sorrento Valley	40,000
601 Dexter Avenue North/Lake Union	18,680
823,104
Total value-creation RSF currently included in rental properties	1,525,116

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-

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Definitions and Reconciliations (continued)
December 31, 2019

real estate investments when their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in neither the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. Refer to the definition of tenant recoveries below for additional details on tenant recoveries revenue and its usefulness to investors.

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease, regardless of its outcome, such as for fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs, are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we are not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, and to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and other liabilities on our consolidated balance sheets, and a corresponding right‑of‑use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	12/31/19			9/30/19		6/30/19		3/31/19		12/31/18
Secured notes payable	$349,352			$351,852		$354,186		$356,461		$630,547
Unsecured senior notes payable	6,044,127			6,042,831		5,140,914		5,139,500		4,292,293
Unsecured senior line of credit	384,000			343,000		514,000		—		208,000
Unsecured senior bank term loan	—			—		347,105		347,542		347,415
Unamortized deferred financing costs	47,299			48,746		36,905		37,925		31,413
Cash and cash equivalents	(189,681)			(410,675)		(198,909)		(261,372)		(234,181)
Restricted cash	(53,008)			(42,295)		(39,316)		(54,433)		(37,949)
Net debt	$6,582,089			$6,333,459		$6,154,885		$5,565,623		$5,237,538

Net debt	$6,582,089			$6,333,459		$6,154,885		$5,565,623		$5,237,538
7.00% Series D Convertible Preferred Stock	—		(1)	57,461		57,461		57,461		64,336
Net debt and preferred stock	$6,582,089			$6,390,920		$6,212,346		$5,623,084		$5,301,874

Adjusted EBITDA:
– quarter annualized	$1,148,620			$1,099,908		$1,063,056		$1,029,944		$968,888
– trailing 12 months	$1,085,382			$1,040,449		$1,004,724		$966,781		$937,906
Net debt to Adjusted EBITDA:
– quarter annualized	5.7	x		5.8	x	5.8	x	5.4	x	5.4	x
– trailing 12 months	6.1	x		6.1	x	6.1	x	5.8	x	5.6	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.7	x		5.8	x	5.8	x	5.5	x	5.5	x
– trailing 12 months	6.1	x		6.1	x	6.2	x	5.8	x	5.7	x

(1)	In October 2019, we completed the conversion of all 2.3 million outstanding shares of our Series D Convertible Preferred Stock into shares of our common stock.

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Definitions and Reconciliations (continued)
December 31, 2019

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income (loss) to net operating income, and to net operating income (cash basis):

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/19	12/31/18	12/31/19	12/31/18
Net income (loss)	$216,053	$(18,631)	$404,047	$402,793

Equity in earnings of unconsolidated real estate joint ventures	(4,777)	(1,029)	(10,136)	(43,981)
General and administrative expenses	29,782	22,385	108,823	90,405
Interest expense	45,493	40,239	173,675	157,495
Depreciation and amortization	140,518	124,990	544,612	477,661
Impairment of real estate	12,334	—	12,334	6,311
Loss on early extinguishment of debt	—	—	47,570	1,122
Gain on sales of real estate	(474)	(8,704)	(474)	(8,704)
Investment (income) loss	(152,667)	83,531	(194,647)	(136,763)
Net operating income	286,262	242,781	1,085,804	946,339
Straight-line rent revenue	(24,400)	(17,923)	(104,235)	(93,883)
Amortization of acquired below-market leases	(8,837)	(5,350)	(29,813)	(21,938)
Net operating income (cash basis)	$253,025	$219,508	$951,756	$830,518

Net operating income (cash basis) – annualized	$1,012,100	$878,032	$951,756	$830,518

Net operating income (from above)	$286,262	$242,781	$1,085,804	$946,339
Total revenues	$408,114	$340,463	$1,531,296	$1,327,459
Operating margin	70%	71%	71%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated

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Definitions and Reconciliations (continued)
December 31, 2019

real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for the year ended December 31, 2019:

Development – under construction	Properties
9800 Medical Center Drive	1
9950 Medical Center Drive	1
Alexandria District for Science and Technology	2
201 Haskins Way	1
1165 Eastlake Avenue East	1
4150 Campus Point Court	1
7

Development – placed into service after January 1, 2018	Properties
100 Binney Street	1
399 Binney Street	1
213 East Grand Avenue	1
279 East Grand Avenue	1
188 East Blaine Street	1
5

Redevelopment – under construction	Properties
Alexandria Center® – Long Island City	1
945 Market Street	1
3160 Porter Drive	1
The Arsenal on the Charles	4
7

Redevelopment – placed into service after January 1, 2018	Properties
9625 Towne Centre Drive	1
Alexandria PARC	4
681 and 685 Gateway Boulevard	2
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
Alexandria Center® for AgTech, Phase I	1
11

Acquisitions after January 1, 2018	Properties
100 Tech Drive	1
219 East 42nd Street	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
25, 35, 45, 50, and 55 West Watkins Mill Road	5
10260 Campus Point Drive and 4161 Campus Point Court	2
3170 Porter Drive	1
Shoreway Science Center	2
3911, 3931, and 4075 Sorrento Valley Boulevard	3
260 Townsend Street	1
5 Necco Street	1
601 Dexter Avenue North	1
4224/4242 Campus Point Court and 10210 Campus Point Drive	3
3825 and 3875 Fabian Way	2
SD Tech by Alexandria	10
The Arsenal on the Charles	7
Other	9
	60

Unconsolidated real estate JVs	6
Properties held for sale	3
Total properties excluded from same properties	99
Same properties	192	(1)
Total properties in North America as of December 31, 2019	291

(1)
Includes 9880 Campus Point Drive and 3545 Cray Court. The 9880 Campus Point Drive building was occupied through January 2018 and is currently in active development, and 3545 Cray Court is currently undergoing renovations.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

On January 1, 2019, we adopted a new lease accounting standard, among other practical expedients and policies, and elected the single component accounting policy. As a result of our election of the single component accounting policy, we account for rental revenues and tenant recoveries generated through the leasing of real estate assets that qualify for this policy as a single component and classify associated revenue in income from rentals in our consolidated statements of operations. Prior to the adoption of the new lease accounting standard, we presented rental revenues and tenant recoveries separately in our consolidated statements of operations. We continue to provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of the changes in our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Income from rentals	$404,721	$385,776	$371,618	$354,749	$337,785	$1,516,864	$1,314,781
Rental revenues	(308,418)	(293,182)	(289,625)	(274,563)	(260,102)	(1,165,788)	(1,010,718)
Tenant recoveries	$96,303	$92,594	$81,993	$80,186	$77,683	$351,076	$304,063

Total equity capitalization

Total equity capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
December 31, 2019

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Unencumbered net operating income	$270,903	$259,128	$251,397	$243,191	$213,285
Encumbered net operating income	15,359	14,906	16,770	14,150	29,496
Total net operating income	$286,262	$274,034	$268,167	$257,341	$242,781
Unencumbered net operating income as a percentage of total net operating income	95%	95%	94%	95%	88%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Weighted-average interest rate for capitalization of interest	3.88%	4.00%	4.14%	3.96%	4.01%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of December 31, 2019, we had no Forward Agreements outstanding.

Prior to the conversion of our remaining outstanding shares in October 2019, we considered the effect of assumed conversion of our outstanding 7.00% Series D Convertible Preferred Stock when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Prior to the conversion of our remaining outstanding shares in October 2019, our Series D Convertible Preferred Stock was dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted, exceeded approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion was included when it was dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Year Ended
(In thousands)	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18

Basic shares for EPS	114,175	112,120	111,433	111,054	106,033	112,204	103,010
Forward Agreements	761	—	68	—	—	320	311
Series D Convertible Preferred Stock	38	—	—	—	—	—	—
Diluted shares for EPS	114,974	112,120	111,501	111,054	106,033	112,524	103,321

Basic shares for EPS	114,175	112,120	111,433	111,054	106,033	112,204	103,010
Forward Agreements	761	442	68	—	211	320	311
Series D Convertible Preferred Stock	38	—	576	581	—	442	727
Diluted shares for FFO	114,974	112,562	112,077	111,635	106,244	112,966	104,048

Basic shares for EPS	114,175	112,120	111,433	111,054	106,033	112,204	103,010
Forward Agreements	761	442	68	—	211	320	311
Series D Convertible Preferred Stock	38	—	—	—	—	—	—
Diluted shares for FFO, as adjusted	114,974	112,562	111,501	111,054	106,244	112,524	103,321

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